Exhibit 3.1

UNDERWRITING AGREEMENT

October •, 2021

Nuvei Corporation

1100 Boulevard René-Lévesque West

Suite 900

Montreal, Québec H3B 4N4

Ladies and Gentlemen:

The undersigned, Goldman Sachs & Co. LLC, Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, BMO Nesbitt Burns Inc. and RBC Dominion Securities Inc. (collectively, the “Joint Active Bookrunners”), together with •, •, • and • (collectively with the Joint Active Bookrunners, the “Underwriters”, and each individually, an “Underwriter”), understand that Nuvei Corporation (the “Company”) proposes to issue and sell to the Underwriters • subordinate voting shares of the Company (the “Firm Shares”), which Firm Shares and any Optional Shares (as defined below) shall have the material attributes described in and contemplated by the Prospectus (as defined below).

The subordinate voting shares of the Company are hereinafter referred to as the “Subordinate Voting Shares”. The Subordinate Voting Shares together with the multiple voting shares of the Company (the “Multiple Voting Shares”) are hereinafter referred to as the “Participating Shares”.

The Company meets the general eligibility requirements for use of Form F-10 under the U.S. Securities Act (as defined below). The Company has prepared and filed with the SEC (as defined below) pursuant to the MJDS (as defined below), a registration statement on Form F-10 (File No. •) for the registration of the offering under the U.S Securities Act, including the Canadian Amended and Restated Base Prospectus (as defined below) and the Canadian Preliminary Prospectus Supplement (as defined below) in the English language with such deletions therefrom and additions or changes thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC. Such prospectuses relating to the distribution of the Shares (as defined below) used in the United States included in such registration statement at the time it became effective, including the documents incorporated by reference therein, are herein together called the “U.S. Preliminary Prospectus”. The effective time and date of such registration statement on Form F-10 is hereinafter called the “Effective Date”. Such registration statement on Form F-10, including any amendment thereof on or prior to the Effective Date and including the exhibits thereto, the documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the Effective Date for purposes of Section 11 under the U.S. Securities Act, is herein called the “Registration Statement.” The Company has also prepared and filed with the SEC an Appointment of Agent for Service of Process and Undertaking on Form F-X (the “Form F-X”).

In addition, the Company has prepared and filed (i) with the Canadian Securities Regulators (as defined below) in the Canadian Qualifying Jurisdictions (as defined below), (a) a preliminary short form base shelf prospectus of the Company dated December 1, 2020, relating to the distribution of up to $850,000,000 aggregate initial offering amount of securities of the Company (in both the English and French languages unless the context indicates otherwise, together with all of the documents and information incorporated therein by reference, the “Canadian Preliminary Base Prospectus”), (b) a final short form base shelf prospectus of the Company dated December 7,

2020, relating to the distribution of up to $850,000,000 aggregate initial offering amount of securities of the Company (in both the English and French languages unless the context indicates otherwise, together with all of the documents and information incorporated therein by reference, the “Canadian Base Prospectus”) and (c) an amended and restated short form base shelf prospectus of the Company dated May 20, 2021, relating to the distribution of up to $1,800,000,000 aggregate initial offering amount of securities of the Company (in both the English and French languages unless the context indicates otherwise, together with all of the documents and information incorporated therein by reference, the “Canadian Amended and Restated Base Prospectus”) pursuant to the Shelf Procedures (as defined below) and (ii) with the Canadian Securities Regulators in the Canadian Qualifying Jurisdictions, a preliminary (draft) short form prospectus supplement dated October •, 2021 relating to the distribution of the Shares (in both the English and French languages unless the context indicates otherwise, together with all of the documents and information incorporated therein by reference, the “Canadian Preliminary Prospectus Supplement”). The Canadian Preliminary Prospectus Supplement, together with the Canadian Amended and Restated Base Prospectus, in both the English and French languages unless the context indicates otherwise, together with all of the documents and information incorporated therein by reference, is hereinafter referred to as the “Canadian Preliminary Prospectus”.

The Company is prepared to file with the SEC the Canadian Prospectus Supplement (as defined below) in the English language with such deletions therefrom and additions or changes thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC, (such prospectus supplement together with the base prospectus included in the Registration Statement (as defined below) relating to the distribution of the Shares used in the United States, including the documents incorporated by reference therein, is herein called the “U.S. Final Prospectus”). In addition, the Company is prepared to file a prospectus supplement (the “Canadian Prospectus Supplement”) to the Canadian Amended and Restated Base Prospectus, in both the English and French languages, and all necessary related documents in order to qualify the Shares for distribution in each of the Canadian Qualifying Jurisdictions (such Canadian Prospectus Supplement, together with the Canadian Amended and Restated Base Prospectus, including all documents incorporated therein by reference (but not including any prospectus supplement other than the Canadian Prospectus Supplement), is hereinafter referred to as the “Canadian Final Prospectus”).

As used herein, the “Applicable Time” is • (New York City time) on •, 2021. As used herein, a “free writing prospectus” has the meaning set forth in Rule 405 under the U.S. Securities Act, and a “Time of Sale Prospectus” means the U.S. Preliminary Prospectus together with the information and the free writing prospectuses, if any, identified in Schedule B hereto, and “road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the U.S. Securities Act that has been made available without restriction to any person and that is a “written communication” (as defined in Rule 405 under the U.S. Securities Act) (each such road show, a “Road Show”).

As used herein, the terms “Registration Statement,” “Preliminary Offering Documents,” “Time of Sale Prospectus” and “Final Offering Documents” shall include the documents incorporated or deemed to be incorporated by reference therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents.

All references in this Agreement to amendments or supplements to the Registration Statement, the U.S. Preliminary Prospectus, the Time of Sale Prospectus or the U.S. Final Prospectus, as the case may be, shall be deemed to mean and include the filing of any document under the U.S. Exchange Act (as defined below) or otherwise that is or is deemed to be incorporated by reference in the Registration Statement, the U.S. Preliminary Prospectus, the Time of Sale Prospectus or the U.S. Final Prospectus, as the case may be.

Based on the foregoing, and subject to the terms and conditions contained in this Agreement the Underwriters, severally and not jointly, on the basis of the percentages set forth in Section 24 of this Agreement (and subject to such adjustments to eliminate fractional shares as the Joint Active Bookrunners may determine), agree to purchase from the Company, and the Company, by its acceptance hereof, agrees to issue and sell to the Underwriters, all but not less than all of the Firm Shares, in each case, at the Closing Time (as defined below) at a price of $• per share (the “Purchase Price”).

By acceptance of this Agreement, the Company hereby grants to the Underwriters an unassignable right (the “Over-Allotment Option”) to purchase, severally and not jointly, up to an aggregate of • additional Subordinate Voting Shares of the Company (the “Optional Shares”) from the Company at the Option Closing Time (as defined below) at a purchase price per share equal to the Purchase Price and otherwise on the same basis as the purchase of the Firm Shares. If the Joint Active Bookrunners, on behalf of the Underwriters, elect to exercise the Over-Allotment Option, the Joint Active Bookrunners shall provide written notice (the “Exercise Notice”) to the Company not later than the 30th day after the Closing Date (as defined below), which Exercise Notice shall specify the number of Optional Shares to be purchased by the Underwriters and the date on which such Optional Shares are to be purchased (the “Option Closing Date”). Such date may be the same as the Closing Date but not earlier than the Closing Date and shall be at least two Business Days (as defined below) (or such time closer to the Option Closing Date as agreed to by the Company and the Joint Active Bookrunners), but not more than five Business Days, after the date on which the Exercise Notice is delivered to the Company. If any Optional Shares are purchased, each Underwriter agrees, severally and not jointly, to purchase such portion of Optional Shares (subject to such adjustments to eliminate fractional shares as the Joint Active Bookrunners may determine) as is set out in Section 24 of this Agreement opposite the name of such Underwriter.

The Firm Shares and the Optional Shares are hereinafter collectively referred to as the “Shares”.

1.	Definitions

In this Agreement:

“affiliate” has the meaning given to such term in Regulation 45-106 respecting Prospectus Exemptions;

“Agreement” means this underwriting agreement, as it may be amended;

“Annual MD&A” has the meaning given to it in Section 6(a)(iv);

“Anti-Money Laundering Laws” has the meaning given in Section 8(fff);

“Applicable Time” has the meaning given above;

“Audited Financial Statements” means the audited consolidated financial statements of the Company for the years ended December 31, 2020 and 2019, together with the related auditors’ reports thereon and the notes thereto;

“BHC Act Affiliate” has the meaning given in Section 36(c);

“Business Day” means any day on which each of the Nasdaq and the TSX is open for trading;

“Canadian Amended and Restated Base Prospectus” has the meaning given above;

“Canadian Base Prospectus” has the meaning given above;

“Canadian Final Prospectus” has the meaning given above;

“Canadian Offering Documents” means, collectively, the Canadian Preliminary Prospectus, the Canadian Final Prospectus, and any amendment or supplement thereto;

“Canadian Preliminary Base Prospectus” has the meaning given above;

“Canadian Preliminary Prospectus” has the meaning given above;

“Canadian Prospectus Amendment” means, collectively, any amendment to the Canadian Final Prospectus and any documents incorporated or deemed incorporated by reference therein and any amendment or supplemental prospectus that may be filed by or on behalf of the Company under applicable Canadian Securities Laws relating to the Offering;

“Canadian Preliminary Prospectus Supplement” has the meaning given above;

“Canadian Prospectus Supplement” has the meaning given above;

“Canadian Qualifying Jurisdictions” means all of the provinces and territories of Canada;

“Canadian Securities Laws” means all applicable securities laws in each of the Canadian Qualifying Jurisdictions and the respective rules, regulations, instruments, blanket orders and blanket rulings under such laws together with applicable published policies, policy statements and notices of the Canadian Securities Regulators;

“Canadian Securities Regulators” means the applicable securities commissions and securities regulatory authorities in the Canadian Qualifying Jurisdictions;

“Closing” means the completion of the issue and sale by the Company and the purchase by the Underwriters, of the Firm Shares pursuant to this Agreement;

“Closing Date” means October •, 2021 or such other date as the Company and the Underwriters may agree upon in writing, or as may be changed pursuant to this Agreement, but in any event shall not be later than October •, 2021;

“Closing Time” means 8:00 a.m. (New York City time) on the Closing Date;

“Company” has the meaning given above;

“comparables” has the meaning given in NI 41-101;

“Covered Entity” has the meaning given in Section 36(c);

“Credit Facilities” means that certain credit agreement originally dated as of September 28, 2018, by and among, inter alias, Nuvei Holdings Corporation, Nuvei Technologies Corp., Pivotal Refi LP, Nuvei Technologies Inc., Bank of Montreal, as administrative agent and collateral agent, and the lenders party thereto, as amended from time to time;

“Default Right” has the meaning given in Section 36(c);

“distribution” has the meaning given to it in the Securities Act (Québec);

“EDGAR” means the Electronic Data Gathering, Analysis and Retrieval System;

“Effective Date” has the meaning given above;

“Employee Plans” means any (i) pension, retirement, deferred compensation, savings, profit-sharing, stock option, stock purchase, bonus, incentive, vacation pay, severance pay, supplemental unemployment benefit, employee assistance, death benefit or other employee or post-retirement benefit plan, trust, arrangement, contract, agreement, policy or commitment (including any arrangement to provide pension benefits in excess of the maximum amounts which are allowed under the Income Tax Act (Canada) to be provided through a registered pension plan) from which present or former employees, officers and directors, individuals working on contract with the Company or its subsidiaries or individuals providing services to the Company or its subsidiaries of a kind normally performed by employees benefit or have the potential to benefit, or (ii) group or individual insurance policy or coverage (including self-insured coverage) for accident and sickness or life insurance (including any individual insurance policy under which any present or former employee, officer or director of the Company or any of its subsidiaries, as applicable, is the named insured and as to which the Company or any of its subsidiaries makes premium payments, whether or not the Company or any of its subsidiaries is the owner, beneficiary or both of that policy), or other insured or covered expense reimbursement coverage, from which present or former employees, officers or directors of the Company or any of its subsidiaries benefit or have the potential to benefit;

“Environmental Laws” means any federal, state, provincial, territorial, municipal or local law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the regulation, protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, control, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material, substance (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) or condition that is regulated by or may give rise to liability under any Environmental Laws;

“Exercise Notice” has the meaning given above;

“Final Offering Documents” means the Canadian Final Prospectus and the U.S. Final Prospectus (including, for greater certainty, the documents incorporated therein by reference);

“Financial Statements” means the Audited Financial Statements and the Interim Financial Statements;

“FINRA” means the Financial Industry Regulatory Authority, Inc.;

“Firm Shares” has the meaning given above;

“Form F-X” has the meaning given above;

“free writing prospectus” has the meaning given above;

“Governmental Authorities” means governments, regulatory authorities, governmental departments, agencies, commissions, bureaus, officials, arbitrators, ministers, Crown corporations, courts, bodies, boards, tribunals, commercial registers or dispute settlement panels or other law, rule or regulation-making or dispute resolution organizations or entities:

(a)	having or purporting to have jurisdiction on behalf of any nation, province, territory or state or any other geographic or political subdivision of any of them; or

(b)	exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, policy, regulatory or taxing authority or power;

“Governmental Licenses” has the meaning given in Section 8(tt);

“Incorporated Documents” has the meaning given above;

“Indemnified Party” has the meaning given in Section 20(b);

“Interim Financial Statements” means the unaudited condensed interim consolidated financial statements of the Company for the three and six months ended June 30, 2021 and 2020, together with the notes thereto;

“Interim MD&A” has the meaning given to it in Section 6(a)(iv);

“Intellectual Property” has the meaning given in Section 8(ccc);

“IT Systems” has the meaning given in Section 8(ddd);

“Joint Active Bookrunners” has the meaning given above;

“Lien” means any mortgage, charge, pledge, hypothec, claim, security interest, assignment, lien (statutory or otherwise), defect, charge, title retention agreement or arrangement, restrictive covenant or other encumbrance of any nature, or any other arrangement or condition which, in substance, secures payment or performance of an obligation;

“limited-use version” has the meaning given in NI 41-101;

“marketing materials” has the meaning given in NI 41-101;

“Material Adverse Effect” or “Material Adverse Change” means any fact, effect, change, event, occurrence or any development involving a change, that is, or is reasonably likely to be, materially adverse to (A) the results of operations, financial condition, assets, properties, capital, liabilities (contingent or otherwise), cash flow, Adjusted EBITDA, business or operations or prospects of the Company and its subsidiaries taken as a whole and as a going concern or (B) the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or the Final Offering Documents;

“material change” has the meaning given to it in the Securities Act (Québec);

“misrepresentation” means a misrepresentation for the purposes of applicable Canadian Securities Laws or any of them;

“MI 11-102” means Multilateral Instrument 11-102 – Passport System;

“MJDS” means the Canada/United States Multi-Jurisdictional Disclosure System adopted by the Canadian Securities Regulators and the SEC;

“Multiple Voting Shares” has the meaning given above;

“Nasdaq” means the Nasdaq Global Select Market;

“NI 41-101” means National Instrument 41-101 – General Prospectus Requirements;

“NI 44-101” means National Instrument 44-101 – Short Form Prospectus Distributions

“NI 52-109” means National Instrument 52-109 – Certification of Disclosure in Issuers’ Annual and Interim Filings;

“notice” has the meaning given in Section 29;

“Offering” means the offering and sale of the Shares to the Underwriters pursuant to the terms of this Agreement;

“Offering Document Amendment” means any amendment or supplement to any Offering Document pursuant to this Agreement, including, in respect of the Canadian Final Prospectus, any Canadian Prospectus Amendment;

“Offering Documents” means the Registration Statement, the Preliminary Offering Documents, the Time of Sale Prospectus, the Final Offering Documents and any Offering Document Amendments (including, for greater certainty, the documents incorporated therein by reference);

“Optional Shares” has the meaning given above;

“Option Closing Date” has the meaning given above;

“Option Closing Time” means 8:00 a.m. (Montreal time) on the Option Closing Date;

“Over-Allotment Option” has the meaning given above;

“Participating Shares” has the meaning given above;

“person” includes any individual, sole proprietorship, limited or general partnership or general partner acting on behalf thereof, firm, entity, unincorporated association or organization, trust or trustee acting on behalf thereof, body corporate, company, limited or unlimited liability company or Governmental Authority and, where the context requires, any of the foregoing when they are acting as trustee, executor, administrator or other legal representative;

“Personal Data” has the meaning given in Section 8(ddd);

“Preliminary Offering Documents” means the Canadian Preliminary Prospectus and U.S. Preliminary Prospectus (including, for greater certainty, the documents incorporated therein by reference);

“provide” or “provided”, in the context of sending or making available marketing materials to a potential purchaser of Shares, has the meaning given in NI 41-101;

“Purchase Price” has the meaning given above;

“Registration Statement” has the meaning given above;

“Road Show” has the meaning given above;

“Sanction” has the meaning given in Section 8(hhh);

“SEC” means the United States Securities and Exchange Commission;

“Selling Firm” has the meaning given in Section 4(a);

“Shares” has the meaning given above;

“Shelf Information” means, collectively, the information included in the Canadian Prospectus Supplement that is permitted under the Shelf Procedures to be omitted from the Canadian Amended and Restated Base Prospectus for which receipts or other evidences of acceptance have been obtained but that is deemed under the Shelf Procedures to be incorporated by reference into the Canadian Amended and Restated Base Prospectus as of the date of and by virtue of the Canadian Prospectus Supplement;

“Shelf Procedures” means NI 44-101 and National Instrument 44-102—Shelf Distributions adopted by the Canada Securities Regulators;

“Subordinate Voting Shares” has the meaning given above;

“subsidiary” has the meaning given to such term in Regulation 45-106 respecting Prospectus Exemptions;

“template version” has the meaning given in NI 41-101 and includes any revised template version of marketing materials as contemplated in NI 41-101;

“TMX Group” has the meaning given in Section 33;

“Time of Sale Prospectus” means the U.S. Preliminary Prospectus together with the information and the free writing prospectuses, if any, identified in Schedule B hereto;

“TSX” means The Toronto Stock Exchange;

“Underwriter” and “Underwriters” have the respective meanings given to them above;

“Underwriters’ Information” means information and statements relating solely to the Underwriters which have been provided by the Underwriters to the Company in writing specifically for use in the Offering Documents, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information: their respective names, and the information related to stabilizing transactions, over-allotment transactions and syndicate covering transactions contained under the sub-heading “Price Stabilization, Short Positions and Passive Market Making” in the section titled “Plan of Distribution” and related disclosure on the cover page of the Offering Documents;

“Underwriting Fee” has the meaning given in Section 15;

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

“U.S. Final Prospectus” has the meaning given above;

“U.S. Preliminary Prospectus” has the meaning given above;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

“U.S. Securities Laws” means United States federal and state securities laws, including, but not limited to, the U.S. Exchange Act and the U.S. Securities Act; and

“U.S. Special Resolution Regime” has the meaning given in Section 36(c).

Capitalized terms used and not otherwise defined in this Agreement have the respective meanings given to them in the Canadian Preliminary Prospectus.

Unless otherwise expressly provided in this Agreement, words importing only the singular number include the plural and vice versa and words importing gender include all genders. References to “Sections”, “paragraphs” and “clauses” are to the appropriate section, paragraph or clause of this Agreement.

All references to dollars or “$” are to United States dollars unless otherwise expressed.

2.	Compliance with Securities Laws

The Company covenants with the Underwriters that the Company will, no later than October •, 2021 (i) file the Canadian Prospectus Supplement including the Shelf Information in a form approved by the Underwriters, acting reasonably, in accordance with the Passport System with the AMF (in its capacity as the principal regulator under the Passport System) and with the Canadian Securities Regulators in each of the Canadian Qualifying Jurisdictions and (ii) file the U.S. Final Prospectus in a form approved by the Underwriters, acting reasonably, with the SEC on EDGAR. The Company will promptly fulfill and comply with, to the satisfaction of the Underwriters, acting reasonably, the Canadian Securities Laws and the U.S. Securities Laws required to be fulfilled or complied with by the Company to enable the Shares to be lawfully distributed in the Canadian Qualifying Jurisdictions and the United States through the Underwriters or their respective affiliates or any other investment dealers or brokers duly registered in such jurisdictions as contemplated herein.

3.	[Reserved]

4.	Restrictions on Sale

(a)

The Company agrees that the Underwriters will be permitted to appoint, at their sole expense, other registered dealers as their agents to assist in the distribution of the Shares. The Underwriters shall, and shall require any such dealer, other than the Underwriters, with which the Underwriters have a contractual relationship in respect of the distribution of the Shares (a “Selling Firm”), to comply with Canadian Securities Laws in connection with the distribution of the Shares and shall offer the Shares for sale to the public directly and through Selling Firms upon the terms and conditions set out in the Offering Documents and this Agreement. The Underwriters shall, and shall require any Selling Firm to, offer for sale to the public and sell the Shares only in those jurisdictions where the Shares may be lawfully offered for sale or sold.

(b)

The Underwriters shall, and shall require any Selling Firm to agree to, distribute the Shares in a manner that complies with all applicable laws and regulations (including all Canadian Securities Laws in connection with the distribution of Shares) in Canada.

(c)

Notwithstanding the foregoing, the Company acknowledges and agrees that the Underwriters are acting severally and not jointly in performing their respective obligations under this Agreement (including obligations under any Schedules to this Agreement) and no Underwriter will be liable for any breach by another Underwriter or Selling Firm appointed by another Underwriter.

(d)

For the purposes of this Section 4, the Underwriters shall be entitled to assume that: (i) the Company’s representations and warranties made herein are and will remain true and correct, and that the Company has complied and will continue to comply with all covenants herein, and (ii) the Shares are qualified for distribution in the United States and in any Canadian Qualifying Jurisdiction where: (a) a receipt for each of the Canadian Preliminary Base Prospectus, the Canadian Base Prospectus and the Canadian Amended and Restated Base Prospectus have been obtained from the applicable Canadian Securities Regulator, and (b) a Canadian Prospectus Supplement has been prepared and filed with the Canadian Securities Regulators.

5.	Marketing Materials

(a)	In connection with the distribution of the Shares:

(i)

the Company shall prepare, in consultation with the Joint Active Bookrunners, and approve in writing, prior to the time the marketing materials are provided to potential investors, a template version of the marketing materials reasonably requested to be provided by the Underwriters to any potential investor; such marketing materials shall comply with Canadian Securities Laws and be acceptable in form and substance to the Underwriters, acting reasonably, and such template version shall be approved in writing by the Joint Active Bookrunners, on behalf of all of the Underwriters, and the Company, prior to the time the marketing materials are provided to potential investors;

(ii)

if required by Canadian Securities Laws, the Company shall file or deliver, as the case may be, the template version of the marketing materials referred to in paragraph 5(a)(i) above, with the Canadian Securities Regulators as soon as reasonably practicable after the template version of the marketing materials is so approved in writing by the Company and by the Joint Active Bookrunners, on behalf of all of the Underwriters, and in any event on or before the day the marketing materials are first provided to any potential investor and the Joint Active Bookrunners confirm that they have informed or will inform, as the case may be, the Company of the date on which such marketing materials were provided or are first provided, as the case may be, to potential investors; and

(iii)

any comparables shall be redacted from the template version of the marketing materials in accordance with NI 41-101 prior to filing such template version with the Canadian Securities Regulators and a complete template version containing such comparables and any disclosure relating to the comparables, if any, shall be delivered to the Canadian Securities Regulators by the Company as required by Canadian Securities Laws.

Following the approvals and filings set forth in the foregoing paragraphs, the Underwriters may provide a limited-use version of the marketing materials to potential investors to the extent permitted by Canadian Securities Laws.

(b)

The Company shall prepare and file or deliver, as the case may be, a revised template version of any marketing materials provided to potential investors in connection with the Offering, and the foregoing paragraphs shall also apply to such revised template version.

(c)	During the period of distribution of the Shares, the Company and the Underwriters, severally and not jointly, covenant and agree:

(i)	to comply with Canadian Securities Laws in connection with the use of marketing materials;

(ii)

not to provide any potential investor, and that no potential investor has been provided by such party, with any marketing materials unless, a template version of such marketing materials has been or will be filed or delivered, as the case may be, by the Company with the Canadian Securities Regulators on or before the day such marketing materials are first provided to any potential investor;

(iii)

not to provide any potential investor, and that no potential investor has been provided, with: (i) any marketing materials relating to the distribution of the Shares other than such marketing materials for which the template versions thereof have been approved and filed or delivered, as the case may be, in accordance with the foregoing paragraphs, or (ii) any standard term sheet (as defined in NI 41-101) relating to the distribution of the Shares other than such standard term sheets approved in writing by the Company and the Joint Active Bookrunners, on behalf of all of the Underwriters; and

(iv)

without the written approval of the Company or the Joint Active Bookrunners, as applicable, acting reasonably, not to provide any information to potential investors with respect to the Company or the Shares other than (i) as set forth in this Agreement, the Offering Documents and any marketing materials or standard term sheets approved in writing by the Joint Active Bookrunners and the Company in accordance with Section 5, or (ii) as otherwise permitted or required by applicable laws.

(d)	No Underwriter will be liable under this Section with respect to a default by any of the other Underwriters or a Selling Firm appointed by any of the other Underwriters.

6.	Delivery of Documents

(a)

On or prior to the time of filing of the Canadian Prospectus Supplement, the Company shall deliver to each of the Underwriters (except to the extent such documents have been previously delivered to the Underwriters or are available on SEDAR):

(i)

a copy of each of the Canadian Preliminary Base Prospectus, the Canadian Base Prospectus, the Canadian Amended and Restated Base Prospectus and the Canadian Prospectus Supplement in the English language signed and certified by the Company, as applicable, as required by Canadian Securities Laws in the Canadian Qualifying Jurisdictions;

(ii)

a copy of each of the Canadian Preliminary Base Prospectus, the Canadian Base Prospectus, the Canadian Amended and Restated Base Prospectus and the Canadian Prospectus Supplement in the French language signed and certified by the Company, as applicable, as required by Canadian Securities Laws applicable in the Province of Québec;

(iii)	a copy of any other document required to be filed by the Company under Canadian Securities Laws, including without limitation any marketing materials and template versions thereof;

(iv)

an opinion of Fasken Martineau DuMoulin LLP, dated the date of the Canadian Prospectus Supplement, in form and substance satisfactory to the Underwriters, acting reasonably, addressed to the Underwriters and the Company, to the effect that the French language version of the Offering Documents, as applicable, except for (i) the Financial Statements, (ii) the management’s discussion and analysis of financial condition and results of operations of the Company for the year ended December 31, 2020 (the “Annual MD&A”) and (iii) the management’s discussion and analysis of financial condition and results of operations of the Company for the three and six months ended June 30, 2021 (the “Interim MD&A”), as to which no opinion need be expressed by such counsel, is, in all material respects, a complete and proper translation of the English language version thereof;

(v)

an opinion of PricewaterhouseCoopers LLP dated the date of the Canadian Prospectus Supplement, in form and substance satisfactory to the Underwriters, acting reasonably, addressed to the Underwriters and the Company, to the effect that the French language version of the Financial Statements, the Annual MD&A and the Interim MD&A contained in the Offering Documents, as applicable, is, in all material respects, a complete and proper translation of the English language version thereof;

(vi)

a “long-form” comfort letter of PricewaterhouseCoopers LLP, dated the date of the Canadian Prospectus Supplement (with the requisite procedures to be completed by such auditors no later than two Business Days prior to the date of the Canadian Prospectus Supplement), addressed to the Underwriters and the board of directors of the Company, in form and substance satisfactory to the Underwriters, acting reasonably, with respect to certain financial and numerical information relating to the Company contained in the Offering Documents;

(vii)

a certificate, dated the date of the Canadian Prospectus Supplement, addressed to the Underwriters and signed by the chief financial officer of the Company in respect to certain financial data contained in the Offering Documents, providing “management comfort” with respect to such information, in form and substance satisfactory to the Joint Active Bookrunners, acting reasonably; and

(viii)

if applicable, a copy of the letter from the TSX advising the Company that conditional approval of the listing of the Shares has been granted by the TSX, subject to the satisfaction by the Company of the customary conditions set out therein.

(b)	The Company covenants with each Underwriter as follows:

(i)

to furnish to each Underwriter, upon request and without charge, and deliver to each other Underwriter a conformed copy of, the Registration Statement (without exhibits thereto) and to furnish to the Joint Active Bookrunners in New York City and Toronto, without charge, prior to 10:00 a.m., New York City time, on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(e) or 6(f) below, electronic copies of the Time of Sale Prospectus, the Final Offering Documents and any supplements and amendments thereto or to the Registration Statement;

(ii)

before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Final Offering Documents or the Canadian Amended and Restated Base Prospectus, to furnish to the Joint Active Bookrunners a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Joint Active Bookrunners reasonably object in a timely manner, and to file (A) the Canadian Final Prospectus with the Canadian Securities Regulators in accordance with the Shelf Procedures not later than the applicable Canadian Securities Regulator’s close of business on the business day following the execution and delivery of this Agreement and (B) the U.S. Final Prospectus with the SEC within the applicable period specified in General Instruction II.L. of Form F-10 under the U.S. Securities Act; and

(iii)

to furnish to the Joint Active Bookrunners a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Joint Active Bookrunners reasonably object in a timely manner.

(c)

In the event that the Company is required by Canadian Securities Laws to prepare and file a Canadian Prospectus Amendment, the Company shall prepare and deliver promptly to the Underwriters signed and certified copies of such Canadian Prospectus Amendment in the English and French languages. Any Canadian Prospectus Amendments shall be in form and substance satisfactory to the Underwriters, acting reasonably. Concurrently with the delivery of any Canadian Prospectus Amendment, the Company shall deliver to the Underwriters, with respect to such Canadian Prospectus Amendment, documents similar to those referred to in Section 6(a).

(d)

If the Time of Sale Prospectus is being used in the United States to solicit offers to buy the Shares at a time when the U.S. Final Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, based upon the reasonable advice of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, the Company covenants to forthwith prepare, file with the SEC and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(e)

If, during such period after the first date of the public Offering as in the reasonable opinion of counsel for the Underwriters either of the Final Offering Documents (or in lieu thereof the notice referred to in Rule 173(a) under the U.S. Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Offering Documents (or one of them) in order to make the statements therein, in the light of the circumstances when the Final Offering Documents (or one of them) (or in lieu thereof the notice referred to in Rule 173(a) under the U.S. Securities Act) is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Final Offering Documents (or one of them) to comply with applicable law, forthwith to prepare, file with the SEC and the Canadian Securities Regulators and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Joint Active Bookrunners will furnish to the Company) to which Shares may have been sold by the Joint Active Bookrunners on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Final Offering Documents (or one of them) so that the statements in the Final Offering Documents as so amended or supplemented will not, in the light of the circumstances when the Final Offering Documents (or one of them) (or in lieu thereof the notice referred to in Rule 173(a) under the U.S. Securities Act) is delivered to a purchaser, be misleading or so that the Final Offering Documents, as amended or supplemented, will comply with applicable law.

7.	Representations as to the Offering Documents

(a)	The Company represents and warrants to the Underwriters that:

(i)

the information and statements (excluding the Underwriters’ Information) contained in the Canadian Preliminary Prospectus contains, as at its filing dates, no misrepresentation and constitute full, true and plain disclosure of all material facts relating to the Company and the Shares as required by Canadian Securities Laws;

(ii)

the information and statements (excluding the Underwriters’ Information) contained in the Canadian Final Prospectus and any amendment or supplement thereto contain or will contain, as at their respective filing date and as of the Closing Time, no misrepresentation and constitute full, true and plain disclosure of all material facts relating to the Company and the Shares as required by Canadian Securities Laws;

(iii)

no material fact has been omitted from such information and statements (excluding the Underwriters’ Information) in the Registration Statement that is required to be stated in such information and statements or that is necessary to make a statement contained in such information and statements not misleading;

(iv)

the statistical, industry and market-related data included in the Offering Documents are based on or derived from sources that are believed by the Company to be reliable and accurate in all material respects, and the Company has obtained the consent to the use of such data or information from such sources to the extent required; and

(v)

except with respect to any Underwriters’ Information, such documents comply fully with the requirements of applicable Canadian Securities Laws and U.S. Securities Laws, other than as to non-material matters of form or similar non-material matters or for which an exemption from such requirements has been obtained.

Such filings shall also constitute the Company’s consent to the Underwriters’ use of the applicable Offering Documents and any applicable Offering Document Amendment in connection with the distribution of the Shares in the Canadian Qualifying Jurisdictions and the United States, as applicable, in compliance with this Agreement, Canadian Securities Laws and U.S. Securities Laws.

(b)	The Company represents and warrants to the Underwriters that:

(i)	[Reserved]

(ii)

the Registration Statement has become effective upon filing pursuant to Rule 467(a) under the U.S. Securities Act; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the SEC; and

(iii)

(1) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) the Registration Statement, at the time of effectiveness, the Form F-X, at the time of filing with the SEC, and the U.S. Final Prospectus, at the time of filing with the SEC, comply and, as amended or supplemented, if applicable, at the time of filing with the SEC, will comply in all material respects with the U.S. Securities Act, (3) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the Offering when the U.S. Final Prospectus is not yet available to prospective purchasers and at the Closing Date, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (4) each broadly available Road Show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to Underwriters’ Information.

8.	Additional Representations and Warranties of the Company

The Company represents and warrants to the Underwriters, and acknowledges that the Underwriters are relying upon such representations and warranties in purchasing the Firm Shares and the Optional Shares, if any, that as of the Applicable Time and as of the date hereof:

(a)

the Company is a “foreign private issuer” (as defined in Rule 405 under the U.S. Securities Act) and meets the requirements to use Form F-10 under the U.S. Securities Act to register the Offering under the U.S. Securities Act;

(b)

except as disclosed in the Offering Documents, since December 31, 2020: (i) there has been no Material Adverse Change with respect to the Company and its subsidiaries taken as a whole, (ii) there have been no transactions entered into by the Company or any of its subsidiaries which are material with respect to the Company and its subsidiaries taken as a whole, other than those in the ordinary course of business, and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its shares;

(c)

the Company is a corporation existing and in good standing under the Canada Business Corporations Act and is properly registered or licensed to carry on business under the laws of all jurisdictions in which its business is carried on, except where the failure to be so registered or licensed would not have a Material Adverse Effect;

(d)

each of the subsidiaries of the Company is a corporation existing and in good standing under the laws of its jurisdiction of formation and is properly registered or licensed to carry on business under the laws of all jurisdictions in which its business is carried on, except where the failure to be so registered or licensed would not have a Material Adverse Effect;

(e)

the Company has the requisite corporate power, authority and capacity to execute and deliver this Agreement and to perform its obligations hereunder, and to execute and file with the Canadian Securities Regulators and the SEC the Offering Documents and the Offering Document Amendments, if any, in each case to the extent required to be so executed an filed, and each of the Company and its subsidiaries has the requisite corporate power, authority and capacity to own, lease and operate its property and assets and to carry on its business as currently carried on and as proposed to be carried on;

(f)

as of October •, 2021 and prior to the Closing, the Company’s authorized share capital consists of an unlimited number of Subordinate Voting Shares, an unlimited number of Multiple Voting Shares and an unlimited number of preferred shares, of which • Subordinate Voting Shares, • Multiple Voting Shares and no preferred shares were issued and outstanding. No person has any agreement or option, or right or privilege (whether pre-emptive or contractual) capable of becoming an agreement or option, for the purchase from the Company of any unissued shares of the Company or its subsidiaries, except as disclosed in the Offering Documents or as otherwise disclosed in writing to the Underwriters;

(g)

all of the issued and outstanding Participating Shares of the Company have been duly and validly authorized and issued and are fully paid and non-assessable shares of the Company, and none of such Participating Shares of the Company have been issued in violation of the pre-emptive or similar rights of any securityholder of the Company or of any other person;

(h)

the form of the certificates representing the Shares have been duly approved and adopted by the Company and comply in all respects with the requirements of the Canada Business Corporations Act and the TSX;

(i)	the issued and outstanding Subordinate Voting Shares are listed for trading on the TSX;

(j)

all of the issued and outstanding shares or other equity interests in the subsidiaries of the Company (other than LoanPaymentPro, LLC and SafeCharge Payments Mexico S.A. de C.V.) are 100% owned, directly or indirectly, by the Company (free and clear of all Liens other than liens granted in connection with the Credit Facilities); in addition, all of the issued and outstanding shares or other equity interests in the subsidiaries of the Company have been duly and validly authorized and issued by such subsidiaries and are fully paid and non-assessable shares or other equity interests of such subsidiaries;

(k)

the Company owns indirectly (i) 60% of the shares or other equity interests of LoanPaymentPro, LLC; (ii) 50.1% of the shares or other equity interests of SafeCharge Payments Mexico, S.A. de C.V.; and (iii) 9% of the shares or other equity interests of Yello Company Limited free and clear of all Liens other than Liens granted in connection with the Credit Facilities;

(l)

other than the shares or other equity interests in the subsidiaries of the Company, in Visa Inc. and in Yello Company Limited, the Company does not have any equity interest, directly or indirectly, in any person;

(m)

(A) the Audited Financial Statements have been prepared in accordance with International Financial Reporting Standards applied on a consistent basis throughout the periods involved and present fairly in all material respects the consolidated financial position of the Company as at December 31, 2020 and 2019, the consolidated loss, comprehensive loss and cash flows of the Company for the years ended December 31, 2020 and 2019 and the consolidated changes in equity of the Company for the years ended December 31, 2020 and 2019; (B) the Interim Financial Statements have been prepared in accordance with International Financial Reporting Standards applied on a consistent basis throughout the periods involved and present fairly in all material respects the consolidated financial position of the Company as at June 30, 2021 and the consolidated profit or loss of the Company for the three and six month periods ended June 30, 2021 and 2020 and the consolidated changes in equity and cash flows of the Company for the three and six month periods ended June 30, 2021 and 2020 and (C) the consolidated financial information with respect to the Company included in the Time of Sale Prospectus and the Final Offering Documents under the heading “Consolidated Capitalization” presents fairly in all material respects the information shown therein and, other than as disclosed in the Time of Sale Prospectus and the Final Offering Documents, has been compiled on a basis consistent with that of the Financial Statements;

(n)

there are no business relationships, related-party transactions or off-balance sheet transactions involving the Company or any of its subsidiaries or any other person required to be described in the Offering Documents which have not been described therein as required under International Financial Reporting Standards or applicable Canadian Securities Laws;

(o)

all material accruals for unpaid vacation pay, premiums for unemployment insurance, health premiums, pension plan premiums, accrued wages, salaries and commissions and Employee Plans payments of the Company and its subsidiaries have been recorded in conformity, in all material respects, with International Financial Reporting Standards and comply in all material respects as to the applicable accounting requirements of Canadian Securities Laws, and are reflected on the books and records of the Company and its subsidiaries, as applicable;

(p)

neither the Company nor any of its subsidiaries has incurred any liabilities or obligations (whether accrued, absolute, contingent or otherwise) that continue to be outstanding except (i) as disclosed or contemplated in the Offering Documents, or (ii) as incurred in the ordinary course of business by the Company or its subsidiaries, as the case may be, and which do not have a Material Adverse Effect;

(q)

the Company is a reporting issuer or the equivalent in good standing in all of the Canadian Qualifying Jurisdictions under the Canadian Securities Laws and the Company is in compliance, in all material respects, with all of its applicable continuous disclosure obligations and timely disclosure obligations under the Canadian Securities Laws and the rules and regulations of the TSX;

(r)

the Company is not an “ineligible issuer” in connection with the Offering as defined in Rule 405 under the U.S. Securities Act; any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the U.S. Securities Act has been, or will be, filed with the SEC in accordance with the requirements of the U.S. Securities Act; each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the U.S. Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the U.S. Securities Act; except for the free writing prospectuses, if any, identified in Schedule B hereto, and electronic Road Shows, if any, each furnished to the Joint Active Bookrunners before first use, the Company has not prepared, used or referred to, and will not, without the prior consent of the Joint Active Bookrunners, prepare, use or refer to, any free writing prospectus;

(s)	the Company is qualified under NI 44-101 to file a prospectus in the form of a short form prospectus in each of the Canadian Qualifying Jurisdictions and is eligible to use the Shelf Procedures;

(t)

the Company has prepared and filed with the Canadian Securities Regulators in accordance with the Shelf Procedures, the Canadian Amended and Restated Base Prospectus and has obtained a receipt for the Canadian Amended and Restated Base Prospectus from the Autorité des marchés financiers for and on behalf of itself and each of the other Canadian Securities Regulators. The aggregate amount of all securities issued pursuant to the Canadian Amended and Restated Base Prospectus does not and, upon completion of the Offering, will not exceed $1,800,000,000, being the maximum allowable amount thereunder;

(u)

except as disclosed in the Offering Documents or the Financial Statements, neither the Company nor any of its subsidiaries (i) has made any acquisition that is a “significant acquisition” within the meaning of Canadian Securities Laws in its current financial year or prior financial years in respect of which historical and/or pro forma financial statements would be required to be included or incorporated by reference into the Offering Documents under applicable requirements of Canadian Securities Laws, or (ii) currently proposes to make an acquisition that has progressed to a state where a reasonable person would believe that the likelihood of the acquisition being completed is high, and that would be a “significant acquisition” within the meaning of Canadian Securities Laws, if completed as of the date of the Offering Documents, and in respect of which historical and/or pro forma financial statements would be required to be included or incorporated by reference into the Offering Documents under applicable requirements of Canadian Securities Laws;

(v)

the Company has established and maintains “disclosure controls and procedures” and “internal control over financial reporting” (each as defined in NI 52-109) as required by NI 52-109 and Canadian Securities Laws, and the Company is not aware, and has not been advised by its auditors, of any “material weakness” (as defined in NI 52-109) therein;

(w)

since June 30, 2021, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(x)

to the knowledge of the Company, none of the Company’s directors or officers is now, or has ever been, subject to an order or ruling of any securities regulatory authority or stock exchange prohibiting such individual from acting as a director or officer of a public company or of a company listed on a particular stock exchange;

(y)

no director or officer, former director or officer, or shareholder or employee of, or any other person not dealing at arm’s length with, any of the Company, its subsidiaries or predecessor companies, will continue after the Closing to be engaged in any material transaction or arrangement with or be a party to a material contract with, or have any material indebtedness, liability or obligation to, the Company or any of its subsidiaries, except as disclosed in the Offering Documents or for employment or consulting arrangements with employees or consultants or those serving as a director or officer of the Company or any of its subsidiaries as described in the Offering Documents;

(z)

neither the Company nor any of its subsidiaries is in breach or violation of: (A) any term or provision of its constating documents or by-laws, (B) any resolution of its board of directors or shareholders, or (C) except as would not have a Material Adverse Effect, any contract, mortgage, deed of trust, note, indenture, joint venture or partnership arrangement, agreement (written or oral), instrument, lease, judgment, decree, order, statute, rule, license, law or regulation applicable to it or by which it is bound;

(aa)

the execution and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder, and the issuance and sale of the Shares contemplated hereby: (i) will not result in any breach or violation of, or be in conflict with, or constitute a default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a default under: (A) any term or provision of the constating documents or by-laws of the Company or any of its subsidiaries, or to the knowledge of the Company, of Yello Company Limited, (B) any resolution of the board of directors or shareholders of the Company or any of its subsidiaries, or (C) except as would not have a Material Adverse Effect, any contract, mortgage, note, indenture, joint venture or partnership arrangement, agreement (written or oral), instrument, lease, judgment, decree, order, statute, rule, license, law or regulation applicable to the Company or any of its subsidiaries or by which the Company or any of its subsidiaries is bound, and (ii) except as would not have a Material Adverse Effect, will not give rise to any Lien in or with respect to the properties or assets now owned or hereafter acquired by the Company or any of its subsidiaries or the acceleration or the maturity of any debt under any indenture, mortgage, lease, agreement or instrument binding or affecting the Company or any of its subsidiaries or any of their properties or assets;

(bb)	the Offering Documents describe, to the extent required by applicable Canadian Securities Laws, all material contracts (as defined in Canadian Securities Laws) of the Company;

(cc)

no approval, authorization, consent or other order of, and no filing, registration or recording with, any Governmental Authority or other person is required of the Company in connection with: (i) the execution and delivery by the Company of this Agreement, (ii) the performance by the Company of its obligations under this Agreement, and (iii) the issuance, sale and distribution of the Shares in the manner contemplated by the Offering Documents, except, in each case, as have been or will be obtained or made prior to Closing;

(dd)

except as disclosed in the Offering Documents, to the knowledge of the Company, there is no pending or contemplated introduction of or change to any law, regulation or position of a Governmental Authority that would have a Material Adverse Effect;

(ee)

this Agreement and the performance of the Company’s obligations hereunder, the execution and filing with the Canadian Securities Regulators of the Offering Documents and any Offering Document Amendments and the issuance and sale of the Shares have been or will at the Closing Time be duly authorized by all necessary corporate action, and this Agreement has been duly executed and delivered by the Company;

(ff)

except as disclosed in the Offering Documents or as otherwise disclosed in writing to the Underwriters and except for such agreement(s) as will be terminated on or prior to the Closing Date, there are no shareholders’ agreements, voting agreements, investors’ rights agreements or other agreements in force or effect to which the Company or any of its material subsidiaries disclosed in the Offering Documents is a party and which in any manner affects or will affect the voting or control of any of the securities of the Company or any such material subsidiary, the nomination of directors to the board of the Company or any such material subsidiary or the operations or affairs of the Company or any such material subsidiary;

(gg)

except as disclosed in the Offering Documents, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the U.S. Securities Act or to file a prospectus under Canadian Securities Laws with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the Offering;

(hh)

the provisions of the Participating Shares and the preferred shares of the Company conform, in all material respects, with the descriptions thereof in the Offering Documents under the heading “Description of Share Capital”;

(ii)

the Shares have been or will be at their date of issue duly and validly authorized and, when issued or delivered in accordance with this Agreement, will be validly issued as fully paid and non-assessable shares of the Company and will not have been issued in violation of or subject to any pre-emptive rights or contractual rights to purchase securities issued by the Company;

(jj)

to the knowledge of the Company, no securities commission, stock exchange or other Governmental Authority has issued any order requiring trading in any of the Company’s securities to cease, preventing or suspending the use of the Offering Documents or any Offering Document Amendment or preventing the distribution of the Shares in any Canadian Qualifying Jurisdiction or in the United States nor has instituted proceedings for any of such purposes and, to the knowledge of the Company, no such proceedings are pending or contemplated;

(kk)

AST Trust Company (Canada), at its principal office in the City of Montreal, has been duly appointed as registrar and transfer agent for the Participating Shares and American Stock Transfer & Trust Company has been duly appointed as transfer agent and registrar for the Participating Shares in the United States;

(ll)

except: (i) as disclosed in the Offering Documents, or (ii) where, if determined adversely to the Company or any of its subsidiaries, such matters would not individually or collectively have a Material Adverse Effect or affect the process or validity of the issuance and sale of the Shares under this Agreement, there is no litigation or governmental or other proceeding or investigation at law or in equity by or before any Governmental Authority, domestic or foreign, in progress, pending or, to the Company’s knowledge, threatened against, or involving the assets, properties or business of, the Company or any of its subsidiaries, nor are there any matters under discussion outside of the ordinary course of business with any Governmental Authority relating to taxes, governmental charges, orders, assessments or reassessments asserted by any such authority, and to the knowledge of the Company there are no facts or circumstances which would reasonably be expected to form the basis for any such litigation, governmental or other proceeding or investigation, taxes, governmental charges, orders, assessments or reassessments;

(mm)	the Shares are listed, or have been conditionally approved for listing, as applicable, on the TSX, subject to the satisfaction of customary conditions required by such exchange;

(nn)

PricewaterhouseCoopers LLP is independent with respect to the Company within the meaning of the rules of professional conduct applicable to auditors in each of the provinces and territories of Canada, and there has not been any “reportable event” (within the meaning of National Instrument 51-102 – Continuous Disclosure Obligations) with such firm or any other prior auditor of the Company or any of its subsidiaries;

(oo)

except as would not have a Material Adverse Effect, the Company and each of the subsidiaries has filed all tax returns required to be filed by it on or prior to the date hereof have been filed, and has paid all material taxes, assessments, reassessments and governmental charges (whether imposed directly or through withholding), including any interest, additions to tax, penalties and other fines related thereto, due or claimed to be due, and has properly withheld or collected and remitted all amounts required to be withheld or collected and remitted by it in respect of any governmental charges, and neither the Company nor any of its subsidiaries is a party to any agreement, waiver or other arrangement with any taxing authority which relates to any extension of time with respect to the filing of any tax returns, or payment of any tax or any assessment or reassessment thereof, governmental charge or deficiency by the Company or any of its subsidiaries;

(pp)

there is no tax deficiency which has been asserted against the Company or any of its subsidiaries which would have a Material Adverse Effect, and all material tax liabilities are adequately provided for in accordance with International Financial Reporting Standards in the Financial Statements for all periods up to June 30, 2021;

(qq)

there are no stamp or other issuance, withholding or transfer taxes or duties or other similar fees or charges required to be paid by the Company or any of its subsidiaries or by or on behalf of the Underwriters to any jurisdiction in which the Company is organized or otherwise resident for tax purposes or any political subdivision or taxing authority thereof or therein in connection with (A) the execution and delivery and performance of this Agreement or (B) the offer and sale of the Shares by the Underwriters in the manner contemplated herein, in particular, in Section 4 hereof;

(rr)

except as would not have a Material Adverse Effect, there are no actions, suits, proceedings, assessments, reassessments, claims or investigations in progress, pending or, to the knowledge of the Company, threatened, against the Company or any of its subsidiaries in respect of taxes, governmental charges, assessments or reassessments; and there are no material Liens for taxes upon the assets of the Company or any of its subsidiaries;

(ss)

except where non-compliance does not have and would not reasonably be expected to have a Material Adverse Effect, each of the Company and its subsidiaries has conducted and is conducting its business or activities in compliance with all applicable laws, rules and regulations of each jurisdiction in which it carries on such business or activities and neither the Company nor any of its subsidiaries has received any written notice of any alleged violation of any such laws, rules or regulations;

(tt)

the Company and its subsidiaries collectively possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by Governmental Authorities necessary to conduct the business and activities now conducted by them, except where the failure to so possess would not, individually or in the aggregate, have a Material Adverse Effect, and all such Governmental Licenses are valid and existing and in good standing in all material respects. Each of the Company and its subsidiaries is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect;

(uu)

except as described in the Offering Documents or for such matters as would not, individually or in the aggregate, have a Material Adverse Effect, (i) neither the Company nor any of its subsidiaries is in violation of any Environmental Laws, (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, and (iii) there are no pending administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, orders, directions, notices of non-compliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries, and, to the knowledge of the Company, there are no facts or circumstances which would reasonably be expected to form the basis for any such administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, orders, directions, notices of non-compliance or violation, investigation or proceedings;

(vv)

each Employee Plan has been maintained in all material respects in accordance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Employee Plan;

(ww)

(i) each of the Company and its subsidiaries is in compliance with the provisions of all applicable federal, provincial, local and other laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect; (ii) no collective labor dispute, grievance, arbitration or legal proceeding is ongoing, pending or, to the knowledge of the Company, threatened and no individual labor dispute, grievance, arbitration or legal proceeding is ongoing, pending or, to the knowledge of the Company, threatened with any employee of the Company or any of its subsidiaries that would have a Material Adverse Effect, and, to the knowledge of the Company, no such collective labor dispute, grievance, arbitration or legal proceeding has occurred during the past year; and (iii) except as disclosed in the Offering Documents or as required by applicable law, no union has been accredited or otherwise designated to represent any employees of the Company or any of its subsidiaries and, to the knowledge of the Company, no accreditation request or other representation question is pending with respect to the employees of the Company or any of its subsidiaries, and no collective agreement or collective bargaining agreement or modification thereof has expired or is in effect in any of the Company or any of its subsidiaries’ facilities and none is currently being negotiated by the Company or any of its subsidiaries;

(xx)

except for such matters as would not, individually or in the aggregate, have a Material Adverse Effect, no existing supplier, distributor, service provider, manufacturer, agent, reseller, sponsor, contractor or third party partner of the Company or any of its subsidiaries has indicated in writing that it intends to terminate its relationship with the Company or such subsidiary or that it will be unable to meet the Company’s or such subsidiary’s supply, distribution, service, manufacturing or contracting requirements;

(yy)	none of the Company or any of its subsidiaries owns any real property;

(zz)

except for such matters as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of its subsidiaries is in default or breach of any real property lease, and neither the Company nor any of its subsidiaries has received any written notice or other written communication from the owner or manager of any real property leased by the Company or any of its subsidiaries that the Company or such subsidiary is not in compliance with any real property lease, and to the knowledge of the Company, no such notice or other communication is pending or has been threatened;

(aaa)

the Company and its subsidiaries maintain such policies of insurance with commercial providers of insurance as are appropriate for their operations, activities, properties and assets, in such amounts and against such risks as are customarily carried and insured against by entities engaged in the same or similar businesses, and all such policies of insurance will at Closing continue to be in full force and effect; and neither the Company nor any of its subsidiaries is in default as to the payment of premiums or otherwise, under the terms of any such policy, except as would not, individually or collectively, have a Material Adverse Effect;

(bbb)

each of the Company and its subsidiaries has good and marketable title to all of its assets and property except for such matters as would not, individually or in the aggregate, have a Material Adverse Effect and, except for the sale of inventory in the ordinary course of business, no person has any contract or any right or privilege capable of becoming a right to purchase any asset or property from the Company or any of its subsidiaries;

(ccc)

except for such matters as would not, individually or in the aggregate, have a Material Adverse Effect, (i) each of the Company and its subsidiaries owns all rights in or has obtained valid and enforceable licenses or other rights to use, the systems, recipes, know how (including trade secrets and other proprietary or confidential information), trade-marks (both registered and unregistered), trade names, patents, patent applications, inventions, copyrights and any other intellectual property (collectively, “Intellectual Property”) described in the Offering Documents as being owned or licensed by the Company or one of its subsidiary or which are used for the conduct of the Company’s and its subsidiaries’ business as currently carried on and proposed to be carried on, free and clear of any Lien or other adverse claim or interest of any kind or nature affecting the assets of the Company and its subsidiaries (other than Liens granted in connection with the Credit Facilities); (ii) to the knowledge of the Company, there is no infringement by third parties of any Intellectual Property owned, licensed or commercialized by the Company or any of its subsidiaries; (iii) there is no action, suit, proceeding or claim pending or, to the knowledge of the Company, threatened by others challenging the Company’s and its subsidiaries’ rights in or to any Intellectual Property or the validity or scope of any Intellectual Property owned, licensed or commercialized by the Company and its subsidiaries, and the Company is unaware of any other fact which could form a reasonable basis for any such action, suit, proceeding or claim; (iv) to the Company’s knowledge, all trade secrets and other confidential proprietary information forming part of or in relation to the Intellectual Property being owned or licensed by the Company or any of its subsidiaries is and remains confidential to the Company or such subsidiary, as the case may be;

(ddd)

except as disclosed in the Offering Documents, the Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptions. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and except as would not have a Material Adverse Effect there have been no breaches, violations, outages or unauthorized uses or disclosures of or accesses to same. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or Governmental Authority, internal and external policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, disclosure, misappropriation or modification and the Company has implemented backup and disaster recovery technology consistent with industry standards and practice;

(eee)

the minute books and corporate records of the Company made available to McCarthy Tétrault LLP, Canadian counsel to the Underwriters, and Ropes & Gray LLP, U.S. counsel to the Underwriters, in connection with the Underwriters’ due diligence investigations are the original minute books and corporate records or true and complete copies thereof and contain copies of all proceedings of the shareholders, the board of directors and all committees of the board of directors of the Company that have been minuted or resolved since September 1, 2018, and there have been no other meetings, resolutions or proceedings of the shareholders, the board of directors or any committee thereof from such date to the date of review of such corporate records and minute books not reflected in such minute books and other corporate records, other than those which are not material in the context of the Company;

(fff)

the operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the anti-money laundering laws of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any Governmental Authority to which they are subject (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any Governmental Authority or any arbitrator involving the Company or any of its subsidiaries with respect to Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(ggg)

neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that could result in a sanction for violation by such persons of the United States Foreign Corrupt Practices Act of 1977, the United Kingdom Bribery Act of 2010 or the Corruption of Foreign Public Officials Act (Canada), each as may be amended, any similar law of any other relevant jurisdiction, or the rules or regulations thereunder; and the Company has instituted and maintains policies and procedures designed to ensure compliance therewith. No part of the proceeds of the Offering will be used, directly or indirectly, in violation of the United States Foreign Corrupt Practices Act of 1977, the United Kingdom Bribery Act of 2010 or the Corruption of Foreign Public Officials Act (Canada), each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder;

(hhh)

neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries (i) is, or is controlled by or is acting on behalf of, an individual or entity that is currently the subject of any sanctions administered or enforced by the United States (including any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce, and including, without limitation, the designation as a “specially designated national” or “blocked person”), Canada (including sanctions administered or enforced by Global Affairs Canada and the Royal Canadian Mounted Police or other relevant sanctions authority), the European Union, Her Majesty’s Treasury, the United Nations Security Council or other relevant sanctions authority (collectively, “Sanctions”), (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory, including, without limitation, Crimea, Cuba, Sudan, Syria, Iran and North Korea (collectively, the “Sanctioned Countries” and each, a “Sanctioned Country”) or (iii) shall, directly or indirectly, use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity (I) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (II) in any other manner that would result in a violation of any applicable Sanctions by, or could result in the imposition of applicable Sanctions against, any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise), and the Company and each of its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions;

(iii)	neither the Company nor any of its subsidiaries is party to or bound by any agreement or undertaking entered into pursuant to the Competition Act (Canada) or the Investment Canada Act (Canada);

(jjj)

neither the Company nor any of its subsidiaries has taken, and the Company and its subsidiaries will not take, directly or indirectly, any action designed to or that would constitute or would reasonably be expected to cause or result in (A) under Canadian Securities Laws, stabilization or manipulation of the price of any security of the Company or (B) under the U.S. Exchange Act, stabilization or manipulation of the price of the Shares to facilitate the sale or resale of the Shares;

(kkk)

the Company’s board of directors has validly appointed an audit committee and the board of directors and/or its audit committee has adopted a charter that satisfies the requirements of Regulation 52-110 – Audit Committees;

(lll)

other than as contemplated hereby or in the Offering Documents, there is no person acting at the request of the Company who is entitled to any commission, finder’s fee, advisory fee, underwriting fee or agency fee in connection with or as a result of the sale of the Shares; and

(mmm)

The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in U.S. Final Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

9.	Additional Covenants of the Company

The Company covenants with the Underwriters that:

(a)

it will advise the Underwriters, promptly after receiving notice thereof, when any receipt for a Canadian Prospectus Amendment has been obtained and will provide evidence satisfactory to the Underwriters of each such filing and the issuance or deemed issuance of receipts in respect thereof, as applicable, from all of the Canadian Securities Regulators;

(b)

it will advise the Underwriters, promptly after receiving notice or obtaining knowledge, of: (i) the issuance by any Canadian Securities Regulator or U.S. securities regulator of any order suspending or preventing the use of the Offering Documents; (ii) the suspension of the qualification of the Shares for distribution or sale in any of the Canadian Qualifying Jurisdictions or the United States; (iii) the institution or threatening of any proceeding for any of those purposes; or (iv) any requests made by any securities commission, stock exchanges or comparable authority for amending or supplementing the Offering Documents, or for additional information, and will use its commercially reasonable best efforts to prevent the issuance of any such order and, if any such order is issued, to obtain the withdrawal of the order promptly;

(c)

it will not take any action that would result in an Underwriter or the Company being required to file with the SEC pursuant to Rule 433(d) under the U.S. Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder; and

(d)

it will use its reasonable best efforts to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Joint Active Bookrunners reasonably request, provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in any jurisdiction in which it is not otherwise so subject.

10.	[Reserved]

11.	[Reserved]

12.	Completion of Distribution

The Underwriters shall, and shall cause each Selling Firm to, after the Closing Time or the Option Closing Time, as applicable, give prompt written notice to the Company when, in the reasonable opinion of the Underwriters, they have completed distribution of the Shares, including notice of the total proceeds realized or number of Shares sold in each of the Canadian Qualifying Jurisdictions, the United States and any other jurisdiction from such distribution.

13.	Material Change or Change in Material Fact During Distribution

(a)

During the period from October •, 2021 to the later of the Closing Date and the date of completion of distribution of the Shares under the Offering Documents and any Offering Document Amendment, the Company shall promptly notify the Underwriters in writing of:

(i)	any filing made by the Company of information relating to the Offering with any securities exchange or Governmental Authority in Canada or the United States or any other jurisdiction;

(ii)

any material change (actual, anticipated, contemplated, proposed by or threatened, financial or otherwise) or development that would be likely to result in a material change in the results of operations, financial condition, business, affairs, assets, properties, capital, liabilities (contingent or otherwise), cash flows, income or business operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business;

(iii)

any material fact which has arisen or has been discovered and would have been required to have been stated in the Canadian Offering Documents had the fact arisen or been discovered on or prior to the date of such document; and

(iv)

any change in any material fact (which for the purposes of this Agreement shall be deemed to include the disclosure of any previously undisclosed material fact) contained in the Canadian Offering Documents which fact or change is, or may be, of such a nature as to render any statement in the Canadian Offering Documents misleading or untrue in any material respect or which would result in a misrepresentation in the Canadian Offering Documents or which would result in the Canadian Offering Documents not complying (to the extent that such compliance is required) with Canadian Securities Laws, in each case, as at any time up to and including the later of the Closing Date and the date of completion of the distribution of the Shares.

(b)

The Company shall promptly, and in any event within any applicable time limitation, comply, to the satisfaction of the Underwriters, acting reasonably, with all applicable filings and other requirements under Canadian Securities Laws as a result of a fact or change referred to in Section 13(a) subject to sections 6(b)(ii) and 6(b)(iii). The Company shall in good faith discuss with the Joint Active Bookrunners any fact or change in circumstances (actual, anticipated, contemplated or threatened, financial or otherwise) which is of such a nature that there is reasonable doubt whether written notice need be given under this Section 13.

(c)

The Company will or, if applicable, will cause any of its subsidiaries to, promptly provide to the Underwriters, during the period commencing on the date hereof and until completion of the distribution of the Shares, drafts of any press releases and other public announcements of the Company or its subsidiaries relating to the Company, its subsidiaries, the Shares, the Participating Shares or the Offering for review by the Underwriters and their respective counsel prior to issuance, provided that any such review will be completed in a timely manner.

14.	Change in Canadian Securities Laws

If during the period of distribution of the Shares there shall be any change in Canadian Securities Laws which requires the filing of an Offering Document Amendment, the Company shall, to the satisfaction of the Underwriters, acting reasonably, promptly prepare and file such Offering Document Amendment with the appropriate Canadian Securities Regulator in each of the Canadian Qualifying Jurisdictions where such filing is required.

15.	Underwriting Fee

In consideration of the Underwriters’ purchase of: (i) the Firm Shares pursuant to this Agreement, the Company agrees to pay to the Underwriters a fee of $• per Firm Share (being 3.25% of the Purchase Price) purchased by the Underwriters from the Company; and (ii) the Optional Shares, if any, pursuant to this Agreement, the Company agrees to pay to the Underwriters a fee of $• per Optional Shares (being 3.25% of the Purchase Price) purchased by the Underwriters from the Company (collectively, the “Underwriting Fee”). The Underwriting Fee shall be payable as provided for in Section 16.

16.	Delivery of Purchase Price, Underwriting Fee and Shares

The purchase and sale of the Firm Shares and any Optional Shares shall be completed at the Closing Time or Option Closing Time, as the case may be, by virtual exchange of documents or at such place as the Underwriters and the Company may agree upon.

On the Closing Date, the Company shall duly and validly issue and deliver the Firm Shares, and on the Option Closing Date, if applicable, the Company shall duly and validly issue and deliver the Optional Shares, in each case in uncertificated form to the Underwriters as an “instant” or electronic deposit through the facilities of The Depository Trust Company (“DTC”) in the United States and/or pursuant to the systems of CDS Clearing and Depository Services Inc. in Canada (“CDS”), or in the manner directed by the Underwriters in writing in the case of DTC registered in the name of “Cede & Co.”, and in the case of CDS, registered in the name of “CDS & CO.” or, in each case, in such other name or names as the Joint Active Bookrunners may direct the Company, in writing not less than 48 hours prior to the Closing Time or the Option Closing Time, as the case may be.

In each case, delivery by the Company of the Firm Shares, or delivery by the Company of the Optional Shares, shall be against payment by the Underwriters to the Company of the Purchase Price for the Firm Shares or the Optional Shares, as the case may be, net of the Underwriting Fee, by wire transfer of immediately available funds together with a receipt signed by the Joint Active Bookrunners for such Firm Shares or Optional Shares, as the case may be, with the Company delivering a receipt for the Underwriting Fee.

17.	Delivery of Shares

The Company shall, prior to the Closing Date and the Option Closing Date, as the case may be, make all necessary arrangements for the preparation, issue and delivery of the Firm Shares or the Optional Shares, as the case may be, on the Closing Date or the Option Closing Date, as the case may be.

The Company shall pay all fees and expenses payable to AST Trust Company (Canada) and American Stock Transfer & Trust Company in connection with the preparation, issue and delivery of the Firm Shares or Optional Shares contemplated by this Section 17 and the fees and expenses payable to AST Trust Company (Canada) and American Stock Transfer & Trust Company as may be required in the course of the distribution of the Firm Shares and the Optional Shares.

18.	Conditions to Underwriters’ Obligation to Purchase

The Underwriters’ obligation to purchase the Firm Shares on the Closing Date shall be subject to the representations and warranties of the Company contained in this Agreement being accurate as of the date of this Agreement and as of the Closing Date, to the Company having performed all of its obligations under this Agreement and to the following additional conditions:

(a)	Delivery of Opinions

(i)

The Underwriters shall have received at the Closing Time a legal opinion dated the Closing Date, in form and substance satisfactory to the Underwriters, acting reasonably, addressed to the Underwriters (and, if required for opinion purposes, counsel to the Underwriters) from Fasken Martineau DuMoulin LLP, Canadian counsel to the Company, as to the laws of Canada and the Canadian Qualifying Jurisdictions, which counsel in turn may rely upon the opinions of local counsel where it deems such reliance proper as to the laws of provinces other than Ontario, British Columbia, Alberta and Québec (or alternatively make arrangements to have such opinions directly addressed to the Underwriters) and as to matters of fact, on certificates of Governmental Authorities and officers of the Company and letters from stock exchange representatives and transfer agents, with respect to the following matters:

(A)

as to the existence of the Company under the laws of its jurisdiction of incorporation, formation or continuance and as to the corporate power and capacity of the Company to own and lease assets and to carry on business, in each case as described in the Offering Documents and to execute, deliver and perform its obligations under this Agreement;

(B)

as to the existence of each of the Company’s Canadian subsidiaries under the laws of its jurisdiction of incorporation, formation or continuance and as to the corporate power and capacity of the Company’s Canadian subsidiaries to own and lease assets and to carry on business, in each case, as described in the Offering Documents;

(C)	as to the authorized and issued capital of the Company;

(D)

that all necessary corporate action has been taken by the Company to authorize the execution of the Offering Documents and, if applicable, any Offering Document Amendment, and the filing of such documents under Canadian Securities Laws in each of the Canadian Qualifying Jurisdictions;

(E)	that all necessary corporate action has been taken by the Company to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;

(F)

that this Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, subject to customary qualifications for enforceability opinions;

(G)

that no approval, authorization, consent or other order of, and no filing, registration or recording with, any Governmental Authority is required of the Company under the laws of the Province of Québec and the federal laws of Canada applicable therein in connection with: (1) the execution and delivery of this Agreement and the performance of its obligations hereunder, and (2) the issuance and delivery to the Underwriters of the Shares pursuant to this Agreement, other than filings under the securities laws of the Province of Québec which have been duly made by or on behalf of the Company (other than the filing of a report as to the geographic distribution of the Shares);

(H)

that the execution and delivery of each of this Agreement and the performance of the Company’s obligations hereunder do not and will not result in a breach (whether after notice or lapse of time or both) of any of the terms, conditions or provisions of the articles or by-laws of the Company or any laws of the Province of Québec or the federal laws of Canada applicable therein;

(I)

that the Company has taken all necessary corporate action to authorize the issuance of the Firm Shares and the Optional Shares and that such shares, when issued and delivered in accordance with the terms of this Agreement, will be validly issued as fully paid and non-assessable Subordinate Voting Shares of the Company;

(J)

that the provisions of the Participating Shares and the preferred shares of the Company conform, in all material respects, with the descriptions of the Participating Shares and the preferred shares in the Offering Documents under the heading “Description of Share Capital”;

(K)

that the form and terms of the certificates representing the Subordinate Voting Shares have been duly approved by the Company and comply with the provisions of the articles and by-laws of the Company, the requirements of the Canada Business Corporations Act and the applicable requirements of the TSX;

(L)

that the statements in the Canadian Final Prospectus under the heading “Eligibility for Investment” are accurate, subject to the assumptions, qualifications, limitations and restrictions set out therein;

(M)

that the statements in the Offering Documents under the heading “Certain Canadian Federal Income Tax Considerations”, to the extent that such statements summarize matters of law or legal conclusions, fairly summarize the matters described therein in all material respects, subject to the assumptions, qualifications, limitations and restrictions set out therein;

(N)	that AST Trust Company (Canada) at its principal offices in the City of Montreal has been duly appointed as the transfer agent and registrar for the Participating Shares;

(O)

that all necessary documents have been filed, all necessary proceedings have been taken and all legal requirements have been fulfilled by the Company as required under Canadian Securities Laws in order to qualify the Shares for distribution and sale to the public in each of the Canadian Qualifying Jurisdictions through investment dealers duly registered under the applicable laws of such Canadian Qualifying Jurisdictions who have complied with the relevant provisions of Canadian Securities Laws;

(P)

as to compliance with the laws of the Province of Québec relating to the use of the French language in connection with the offering of Shares and documents to be delivered to purchasers in such province, including without limitation the Canadian Final Prospectus; and

(Q)	that the Shares have been conditionally approved for listing by the TSX, subject to the fulfilment of the requirements of such exchange on or before •, 2021.

(ii)

The Underwriters shall have received at the Closing Time a legal opinion of McCarthy Tétrault LLP, dated the Closing Date, addressed to the Underwriters with respect to certain of the matters in Section 18(a)(i); provided that counsel to the Underwriters shall be entitled to rely on the opinions of local counsel as to matters governed by the laws of jurisdictions other than the laws of the Province of Québec.

(iii)

The Underwriters shall have received at the Closing Time a legal opinion from Ropes & Gray LLP, as U.S. counsel to the Underwriters, dated the Closing Date, addressed to the Underwriters with respect of sales of the Shares in the United States and such counsel shall have received such documentation and information as they may reasonably request to enable them to pass upon such information.

(iv)

The Underwriters shall have received at the Closing Time an opinion of U.S. counsel to the Company, Davis Polk & Wardwell LLP, in form and substance satisfactory to the Underwriters, acting reasonably.

(v)

The Underwriters shall have received at the Closing Time a customary “10b-5” letter from each of (i) Ropes & Gray LLP, as U.S. counsel to the Underwriters and (ii) Davis Polk & Wardwell LLP, as U.S. counsel to the Company.

(b)	Delivery of Comfort Letters

(i)

The Underwriters shall have received at the Closing Time a bring-down comfort letter dated the Closing Date, in form and substance satisfactory to the Underwriters, acting reasonably, addressed to the Underwriters and the directors of the Company from PricewaterhouseCoopers LLP, confirming the continued accuracy of the comfort letter to be delivered to the Underwriters pursuant to Section 6(a)(vi) with such changes as may be necessary to bring the information in such letter forward to a date not more than two Business Days prior to the Closing Date, provided such changes are acceptable to the Underwriters, acting reasonably.

(ii)

The Underwriters shall have received at the Closing Time a certificate dated the Closing Date, in form and substance satisfactory to the Underwriters, acting reasonably, addressed to the Underwriters and signed by the chief financial officer of the Company confirming the continued accuracy of the certificate to be delivered to the Underwriters pursuant to Section 6(a)(vii), with such changes as may be necessary to bring the information in such letter forward the Closing Date, provided such changes are acceptable to the Underwriters, acting reasonably.

(c)	Delivery of Certificates

(i)

The Underwriters shall have received at the Closing Time certificates dated the Closing Date, addressed to the Underwriters (and, if necessary for opinion purposes, counsel to the Underwriters) and signed by officers of the Company acceptable to the Underwriters, acting reasonably, with respect to the constating documents of the Company, the absence of proceedings taken regarding dissolution, all resolutions of the board of directors of the Company relating to this Agreement and related matters, the incumbency and specimen signatures of signing officers of the Company and such other matters as the Underwriters may reasonably request.

(ii)

The Underwriters shall have received at the Closing Time a certificate dated the Closing Date, addressed to the Underwriters and counsel to the Underwriters and signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer or other officers of the Company acceptable to the Underwriters, acting reasonably, certifying for and on behalf of the Company and without personal liability, after having made due enquiry and after having carefully examined the Offering Documents any Offering Document Amendments:

(A)

that since the respective dates as of which information is given in the Offering Documents, as amended by any Offering Document Amendments (1) there has been no Material Adverse Change with respect to the Company and its subsidiaries taken as a whole, and (2) no transaction has been entered into by any of the Company or its subsidiaries which is material to the Company and its subsidiaries taken as a whole, other than as disclosed in the Offering Documents or the Offering Document Amendments, as the case may be;

(B)

that no order, ruling or determination having the effect of suspending the sale or ceasing the trading of the Subordinate Voting Shares or any other securities of the Company has been issued by any Governmental Authority and is continuing in effect and no proceedings for that purpose have been instituted or are pending or, to the knowledge of such officers, contemplated or threatened under any Canadian Securities Laws, U.S. Securities Laws or by any Governmental Authority;

(C)	that the Company has complied in all material respects with the terms and conditions of this Agreement on its part to be complied with up to the Closing Time; and

(D)

that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Time in all material respects (except for such representations and warranties of the Company qualified by materiality or which refer to a Material Adverse Effect, which shall be true and correct in all respects) with the same force and effect as if made at and as of the Closing Time after giving effect to the transactions contemplated by this Agreement, except in respect of any representations and warranties that are to be true and correct as of a specified date, in which case they will be true and correct in all respects as of that date only.

(d)	Material Adverse Change

Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any Material Adverse Change with respect to the Company and any of its subsidiaries, taken as a whole, from that set forth in the Final Offering Documents, which, in the judgment of the Underwriters, would result in the purchasers of a material number of Shares exercising their right under applicable Canadian Securities Laws to withdraw from their purchase of Shares, or the effects would be so material and adverse as to make it impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Final Offering Documents.

(e)	TSX Listing Approval

The Shares shall be listed, or shall have been conditionally approved for listing, as applicable, on the TSX, subject to the satisfaction of customary conditions required by the TSX.

(f)	Nasdaq Listing Approval

The Shares shall be approved for listing on the Nasdaq, subject only to official notice of issuance.

(g)	Lock-Up Agreements

The Underwriters shall have received, prior to the date hereof, an executed lock-up agreement, substantially in the form of Schedule A, from each of the Company’s directors and shareholders listed on Schedule C hereto.

(h)	Receipt of Additional Documents

The Underwriters shall have received such other customary closing certificates, opinions, receipts, agreements or documents as the Underwriters may reasonably request.

(i)	Over-Allotment Closing Documents

The several obligations of the Underwriters to purchase the Optional Shares, if any, hereunder are subject to the delivery to the Joint Active Bookrunners on the Option Closing Date of (i) customary “bring down” “10b-5” letter from each of Ropes & Gray LLP, as U.S. counsel to the Underwriters, and Davis Polk & Wardwell LLP, as U.S. counsel to the Company, (ii) a customary “bring-down” comfort letter from PricewaterhouseCoopers LLP relating to the comfort letter delivered pursuant to Sections 6(a)(vi), (iii) certificates dated the Option Closing Date substantially similar to the officer’s certificates referred to in Section 18(c) and (iv) such other customary closing certificates and documents as the Joint Active Bookrunners may reasonably request with respect to the good standing of the Company and other matters related to the sale and issuance of the Optional Shares.

19.	Rights of Termination

The Underwriters may terminate this Agreement by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, the Nasdaq or the TSX, (ii) trading of any securities of the Company shall have been suspended on the Nasdaq or TSX, (iii) a material disruption in commercial banking or securities settlement, payment or clearance services in the United States or Canada shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by U.S. Federal or New York State or Canadian authorities or (v) there shall have occurred any outbreak or escalation of hostilities involving the United States or Canada or the declaration by the United States or Canada of a national emergency or war, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Final Offering Documents.

20.	Indemnity

(a) Rights of Indemnity from the Company

The Company agrees to indemnify and save harmless each of the several Underwriters and each of their respective affiliates (within the meaning of Rule 405 under the U.S. Securities Act) and persons controlling (or deemed to be controlling, within the meaning of either Section 15 of the U.S. Securities Act or Section 20 of the U.S. Exchange Act) any of the Underwriters, as the case may be, and each of their respective directors, officers, partners, employees and agents, to the full extent lawful, from and against any losses, claims, damages, or liabilities, joint or several, to which the Underwriters may become subject, under the U.S. Securities Act or otherwise (including, without limitation, reasonably incurred legal fees and other expenses incurred in connection with investigating or defending any action or claim, as such expenses are incurred) insofar as such losses, claims, damages, or liabilities arise out of or are based upon (A) a misrepresentation in the Canadian Offering Documents, (B) an untrue statement of a material fact in the Offering Documents (other than the Registration Statement) or an omission to state a material fact that is required to be stated therein or that is necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (C) an untrue statement of a material fact in the Registration Statement or an omission to state a material fact that is required to be stated therein or that is necessary in order to make the statements therein not misleading, in each case, except insofar as such losses, claims, damages, or liabilities arise out of or are based upon any such misrepresentation, untrue statement or omission or alleged untrue statement or omission made in any Offering Document in reliance upon and in conformity with any Underwriters’ Information.

In respect solely of any claim contemplated by this Section 20 that is asserted in Canada by a purchaser of Shares from the Underwriters in Canada, in the event that a person asserting a claim was not provided a copy of the Canadian Offering Documents (as then amended or supplemented, if the Company shall have furnished any amendments or supplements thereto) required under Canadian Securities Laws to be provided to that person by the Underwriters or Selling Firm, as applicable, this indemnity shall not enure to the benefit of the Indemnified Parties in respect of any losses, claims, damages or liabilities to the extent that any Canadian Offering Document corrects the untrue statement or information, misrepresentation or omission which forms the basis of such claim.

(b)	Rights of Indemnity from the Underwriters

Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the U.S. Securities Act or Section 20 of the U.S. Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only to the extent that such losses, claims, damages, or liabilities arise out of or are based upon any such misrepresentation, untrue statement or omission or alleged untrue statement or omission made in any Offering Document in reliance upon and in conformity with any Underwriters’ Information.

(c)	Notification of Claims

If any Claim is asserted against any person or company in respect of which indemnification is or might reasonably be considered to be provided hereunder, such person or company (the “Indemnified Party”) will notify the person against whom such indemnity may be sought pursuant to Section 20(a) or 20(b) (the “Indemnifying Party”) as soon as possible of the particulars of such Claim (but the omission so to notify the Indemnifying Party of any Claim shall not affect the Indemnifying Party’s liability except to the extent that the Indemnifying Party is materially prejudiced by that failure, and then only to such extent). The Indemnifying Party shall assume the defense of any suit brought to enforce such Claim in respect of which indemnification is sought under Section 20(a) or 20(b), provided, however, that:

(i)	the defense shall be conducted through legal counsel acceptable to the Indemnified Party, acting reasonably, and

(ii)

no settlement of any such Claim or admission of liability may be made by the Indemnifying Party without the prior written consent of the Indemnified Party, acting reasonably, unless such settlement includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim and does not include a statement as to or an admission of negligence, fault, culpability or failure to act, by or on behalf of any Indemnified Party.

(d)	Retaining Counsel

In any such Claim, the Indemnified Party shall have the right to retain other counsel to act on his, her or its behalf, provided that the fees and disbursements of such counsel shall be paid by the Indemnified Party unless:

(i)	Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of the other counsel;

(ii)

the named parties to any such Claim (including any added third or impleaded party) include both the Indemnifying Party and the Indemnified Party and the Indemnified Party shall have been advised in writing by legal counsel that the representation of both parties by the same counsel would be inappropriate due to the actual or potential differing interests between them; or

(iii)	the Indemnifying Party has not retained counsel within 15 Business Days following receipt by the Indemnifying Party of notice of any such Claim from the Indemnified Party; and

(iv)	the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Party;

provided that no settlement of such Claim or admission of liability may be made by Indemnified Party without the prior written consent of the Indemnifying Party, acting reasonably. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall only be liable for the reasonable fees and expenses of one separate law firm (in addition to any local counsel) at any time for all Indemnified Parties not having actual or potential differing interests in respect of a particular Claim.

21.	Contribution

(a)	Rights of Contribution

To the extent the indemnity provided in Section 20 would otherwise be available in accordance with its terms but is, for any reason, held to be unavailable to or insufficient to hold harmless an Indemnified Party with respect to any claims, expenses, costs and liabilities and all losses of a nature contemplated by Section 20, each Indemnifying Party and the Indemnified Party shall contribute to the aggregate amount paid with respect to all such claims, expenses, costs, liabilities and losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of Shares as contemplated by this Agreement or (ii) if the allocation provided by immediately preceding sentence is not permitted by applicable law, in such proportions as are appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of Shares as contemplated by this Agreement as well as the relative fault of the Company on the one hand and the Underwriters on the other hand with respect to statements or omissions that resulted in such Claim. The relative benefits received by the Company on the one hand and the Underwriters shall be deemed to be in the same ratio as the total proceeds from the offering of the Firm Shares and the Optional Shares, if any (net of the Underwriting Fee payable to the Underwriters but before deducting the expenses), received by the Company, to the Underwriting Fee received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the statements or omissions that resulted in the Claim relates to information supplied by the Company or the Underwriters, as applicable, and the relative intent, knowledge, access to information and opportunity to correct or prevent such statement, omission or misrepresentation. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 21 were determined by pro rata contribution (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 21(a). In the event of any such contribution:

(i)

the amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in this Section 21 shall be deemed to include, subject to the limitations set forth in Section 20, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending such Claim;

(ii)

each Underwriter shall not in any event be liable to contribute, individually, any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of the applicable untrue statement or alleged untrue statement or omission or alleged omission;

(iii)

no party who has been determined by a court of competent jurisdiction in a final judgment (which is not appealable) to have engaged in any fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to claim contribution from any person who has not been so determined to have engaged in such fraudulent misrepresentation; and

(iv)	the Underwriters’ obligations in this subsection (a) to contribute are several in proportion to their respective underwriting obligations and not joint.

(b)	Rights of Indemnity and Contribution in Addition to Other Rights

The rights to indemnity and contribution provided in Sections 20 and 21 shall be in addition to and not in derogation of any other right to indemnity or contribution which the Underwriters or any other Indemnified Party may have by law, statute or otherwise.

(c)	Calculation of Contribution

In the event that the Company may be held to be entitled to contribution from the Underwriters under the provisions of any statute or at law, the Company shall be limited to contribution in an amount not exceeding the lesser of:

(i) the portion of the full amount of the loss or liability giving rise to such contribution for which the Underwriters are responsible, as determined in Section 21(a); and

(ii) the amount of the Underwriting Fee actually received by the Underwriters from the Company under this Agreement, and an Underwriter shall in no event be liable to contribute, individually, any amount in excess of such Underwriter’s portion of the aggregate Underwriting Fee actually received from the Company under this Agreement.0

(d)	Notice

If the Underwriters have reason to believe that a claim for contribution may arise, they shall give the Company notice of such claim in writing, as soon as reasonably possible, but failure to notify the Company shall not relieve the Company of any obligation which it may have to the Underwriters under this Section 21.

(e)	Right of Contribution in Favor of Others

The Underwriters’ respective obligations to contribute pursuant to this Section 21 are several in proportion to the percentages of Shares set forth opposite their respective names in Section 24(a) hereof and not joint.

(f)	Remedy Not Exclusive

The remedies provided for in this Section 21 are not exclusive and shall not limit (except as provided for herein) any rights or remedies which may otherwise be available to any party at law or in equity.

22.	Severability

If any provision of this Agreement is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this Agreement and such void or unenforceable provision shall be severable from this Agreement.

23.	Expenses

Whether or not the Offering is completed, the Company will be responsible for all expenses of or incidental to the issue, sale and delivery of the Shares and all expenses of or incidental to all other matters in connection with the Offering pursuant to the Offering Documents incurred by the Company including, without limitation, (a) Canada Securities Regulators and SEC filing fees and U.S. and Canadian stock exchange fees, as applicable; (b) printing, copying, messenger and delivery expenses; (c) expenses incurred in connection with any roadshow and marketing activities; (d) reasonable fees, expenses and disbursements of legal counsel to the Company in all relevant jurisdictions; (e) reasonable fees, expenses and disbursements of the Company’s auditor, including the expenses of any special audits or comfort letters; (f) translation expenses; (g) all filing fees and reasonable and documented expenses, attorneys’ fees and expenses incurred by the Underwriters in connection with the review and qualification of the Offering by FINRA ,such fees and expenses, together with the amount of any fees and expenses incurred under clause (h), not to exceed $15,000; (h) all filing fees and reasonable documented attorneys’ fees and expenses incurred by the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the ‘Blue Sky’ laws ,such fees and expenses, together with the amount of any fees and expenses incurred under clause (g) above, not to exceed $15,000; and (i) any other fees and disbursements of underwriters customarily paid by issuers or sellers of securities. In all cases, the Company will also be responsible for any and all taxes and withholdings on amounts payable to the Underwriters under this Agreement. The Underwriters shall be responsible for all other Underwriters’ legal counsel fees and disbursements and out of pocket costs.

24.	Obligations to Purchase

(a)	Obligation of Underwriters to Purchase

Subject to Section 24(b), the obligation of the Underwriters to purchase the Firm Shares or the Optional Shares, as the case may be, at the Closing Time or the Option Closing Time, as the case may be, shall be several and not joint and each of the Underwriters shall be obligated to purchase only that percentage of the Firm Shares or the Optional Shares, as the case may be, set out opposite the name of such Underwriter below.

Goldman Sachs & Co. LLC	•	%
Credit Suisse Securities (USA) LLC	•	%
J.P. Morgan Securities LLC	•	%
•	•	%
•	•	%
•	•	%

100.0%

(b)	Purchases by Non-Defaulting Underwriters

If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters fails or refuses to purchase the Shares (other than as a result of validly exercising termination rights under Section 19) that it has or they have agreed to purchase hereunder on such date and the aggregate number of Shares with respect to which such default occurs is not more than one-eleventh of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated, severally and not jointly, on a pro rata basis according to the percentage set forth opposite their respective names in Section 24(a) or in such other proportion as agreed to by the Underwriters, to purchase such Shares. If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters fails or refuses to purchase the Shares (other than as a result of validly exercising termination rights under Section 19) that it has or they have agreed to purchase hereunder on such date and the aggregate number of Shares with respect to which such default occurs is more than one-eleventh of the aggregate number of Shares to be purchased on such date, each such non-defaulting Underwriter shall have the right to either (i) terminate its obligations under this Agreement, or (ii) proceed with the purchase of its percentage of Firm Shares or Optional Shares, as the case may be, as provided in Section 24(a) or elect to purchase additional Shares and, in such case, the Company shall (subject to the following sentence) sell such Firm Shares or Optional Shares, as the case may be, to such Underwriter in accordance with the terms of this Agreement. In either case, if the amount of such Shares that the non-defaulting Underwriters are willing to purchase exceeds the amount of such Shares that are available for purchase, such Shares shall be divided pro rata among the non-defaulting Underwriters willing to purchase such Shares in proportion to the percentage of Shares which such non-defaulting Underwriters have agreed to purchase as set out in Section 24(a). In the event of a default by any Underwriter as set forth in this Section 24(b), the Closing Date or the Option Closing Date, as the case may be, shall be postponed for such period, not exceeding five (5) Business Days, in order that the required changes, if any, in the Offering Documents or in any other documents or arrangements may be effected.

(c)	Exercise of Termination Rights

In the event that one or more, but not all, of the Underwriters exercise their right of termination under Section 19, the remaining Underwriters shall have the right, but shall not be obligated, to purchase all of the Shares that would otherwise have been purchased by the Underwriters that have exercised their right of termination. If the amount of such Shares that the remaining Underwriters are willing to purchase exceeds the amount of such Shares that are available for purchase, such Shares shall be divided pro rata among the remaining Underwriters willing to purchase such Shares in proportion to the percentage of Shares which such remaining Underwriters have agreed to purchase as set out in Section 24(a).

(d)	No Obligation to Sell Less than All; Further Liability

Nothing in this Section 24 shall oblige the Company to issue and sell to the Underwriters less than all of the Firm Shares or the Optional Shares, as the case may be. In the event of the termination of the Company’s obligations under this Agreement as a result of the foregoing sentence, there shall be no further liability on the part of the Company to the Underwriters except in respect of any liability which may have arisen or may arise under Sections 20, 21 and 23. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company or any non-defaulting Underwriter for damages occasioned by its default hereunder.

25.	Lock-Up

During the period beginning on the date hereof and ending on the date that is 45 days after the date of the Final Offering Documents, the Company agrees that it shall not, directly or indirectly, without the prior written consent of the Joint Active Bookrunners, on behalf of all of the Underwriters, such consent not to be unreasonably withheld, conditioned or delayed, offer, sell, contract to sell, issue or grant any option, right or warrant to purchase, or otherwise lend, transfer or dispose of, any Participating Shares or securities convertible into or exercisable or exchangeable for Participating Shares, in a public offering, by way of private placement or otherwise, or announce any intention to do any of the foregoing, other than:

(a)	Pursuant to this Agreement;

(b)	Pursuant to employee or executive incentive compensation arrangements currently in place;

(c)

as consideration in connection with acquisitions, provided that any issuances in connection with such acquisitions in the aggregate shall not exceed 10% of the Participating Shares (on a fully diluted basis); and

(d)	as may be required pursuant to the articles of the Company or for transactions related to the Offering.

26.	Survival

The representations, warranties, obligations and agreements, including the indemnification and contribution obligations, of the Company contained in this Agreement and in any certificate delivered pursuant to this Agreement or in connection with the purchase and sale of the Shares shall survive the purchase of the Shares and shall continue in full force and effect unaffected by any subsequent disposition of the Shares by the Underwriters or the termination of the Underwriters’ obligations and shall not be limited or prejudiced by any investigation made by or on behalf of the Underwriters in connection with the preparation of the Offering Documents, any Offering Document Amendments or the distribution of the Shares.

27.	Time; Successors and Assigns

Time is of the essence in the performance of the parties’ respective obligations under this Agreement.

This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 20 and 21 hereof, their respective directors, officers, partners, employees and agents, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

28.	Governing Law; Submission to Jurisdiction; Appointment of Agent for Service

This Agreement and any claim, controversy, or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

The Company hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which the Company is subject by a suit upon such judgment.

The Company irrevocably appoints Nuvei Technologies Inc., located in 1375 N Scottsdale Rd Ste 400, Scottsdale, Arizona 85257, as its authorized agent in the United States upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Company by the person serving the same to the address provided in this Section 28, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company hereby represents and warrants that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect for a period of seven years from the date of this Agreement.

29.	Notice

Unless otherwise expressly provided in this Agreement, any notice or other communication to be given under this Agreement (a “notice”) shall be in writing addressed as follows:

If to the Company, addressed and sent to:

Nuvei Corporation

1100 Boulevard René-Lévesque West

Suite 900

Montreal, Québec H3B 4N4

Attention: Philip Fayer

E-mail:     •

with a copy (which shall not constitute notice) to Fasken Martineau DuMoulin LLP and Davis Polk & Wardwell LLP, addressed and sent to:

Fasken Martineau DuMoulin LLP

800, rue Square Victoria

Suite 3500

Montreal, Québec, H4Z 1E9

Attention: Caitlin Rose

E-mail:      •

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Attention: Marcel R. Fausten

E-mail:      •

If to Goldman Sachs & Co. LLC, addressed and sent to:

Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282-2198

Attention:     •

E-mail:         •

If to Credit Suisse Securities (USA), Inc., addressed and sent to:

Credit Suisse Securities (USA) LLC

11 Madison Avenue

New York, NY 10010

Attention:     •

Email:          •

If to J.P. Morgan Securities LLC, addressed and sent to:

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Attention:    •

E-mail:        •

If to •, addressed and sent to:

•

•

•

Attention:    •

E-mail:        •

If to •, addressed and sent to:

•

•

•

Attention:    •

E-mail:        •

If to •, addressed and sent to:

•

•

•

Attention:    •

E-mail:        •

If to any of the Underwriters, with a copy (which shall not constitute notice to the Underwriters) to McCarthy Tétrault LLP, addressed and sent to:

McCarthy Tétrault LLP

Suite 2500

1000 De La Gauchetière Street West

Montreal, Québec, H3B 0A2

Attention : Clemens Mayr

E-mail :     •

And a copy to:

Ropes & Gray LLP

1211 Avenue of the Americas

New York, New York 10036-8704

United States

Attention:    Paul Tropp and William Michener

E-mail:        •

or to such other address as any of the parties may designate by giving notice to the others in accordance with this Section 29. Each notice shall be personally delivered to the addressee or sent by e-mail to the addressee. A notice which is personally delivered or delivered by e-mail shall, if delivered prior to 5:00 p.m. (Montreal time) on a Business Day, be deemed to be given and received on that day and, in any other case, be deemed to be given and received on the first Business Day following the day on which it is delivered.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

30.	Authority of the Joint Active Bookrunners

The Joint Active Bookrunners are hereby authorized by each of the other Underwriters to act on its behalf and the Company shall be entitled to and shall act on any notice given in accordance with Section 29 or agreement entered into by or on behalf of the Underwriters by the Joint Active Bookrunners. The Joint Active Bookrunners, severally and not jointly, represent and warrant that they have irrevocable authority to bind the Underwriters, except in respect of any notice of termination pursuant to Section 19, which notice may be given by any of the Underwriters, or any waiver pursuant to Section 19(d), which waiver may be given by any of the Underwriters exercising such waiver. The Joint Active Bookrunners shall consult with the other Underwriters concerning any matter in respect of which they act as representatives of the Underwriters.

31.	Underwriters’ Activities

Nothing in this Agreement or the nature of the services to be provided by the Underwriters will be deemed to create a fiduciary or agency relationship between any of the Underwriters and the Company or its security holders, creditors, employees or any other person, as applicable. The Company acknowledges and understands that: (a) the Underwriters may act as traders of, and dealers in, securities both as principal and on behalf of clients and that in the ordinary course of its trading and dealing activities, any of the Underwriters and their affiliates at any time may hold long or short positions in the securities of the Company or any of its respective related entities and, from time to time, may have executed or may execute transactions on behalf of such persons; (b) any of the Underwriters may conduct research on securities and may, in the ordinary course of business, provide research reports and investment advice to clients on investment matters, including with respect to any such person and/or the Offering; and (c) the Underwriters or their affiliates may extend loans or provide other financial services in the ordinary course of business to any such person (collectively, “Bank Business”). The Company agrees not to seek to restrict or challenge the ability of any of the Underwriters or their affiliates to conduct Bank Business.

The Company acknowledges that none of the Underwriters is advising the Company or any other person related to them as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company should consult with its own advisors concerning such matters and be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters have no liability to the Company with respect thereto.

In performing its responsibilities under this Agreement, each of the Underwriters may use the services of its affiliates provided that it will be responsible for ensuring that such affiliates comply with the terms of this Agreement and provided that in the case of any affiliate which is a non-resident for purposes of the Income Tax Act (Canada), such services are not rendered in Canada.

32.	No Advisory or Fiduciary Responsibility

The Company acknowledges and agrees that: (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other; (ii) in connection therewith each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company; (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the purchase and sale of the Shares pursuant to this Agreement hereby or any other obligation to the Company except the obligations expressly set forth in this Agreement; and (iv) the Company has consulted or had the opportunity to consult with its own legal and other advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company in connection with the purchase and sale of the Shares pursuant to this Agreement. None of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person.

33.	TMX Group

The Company hereby acknowledges that each of Credit Suisse Securities (Canada), Inc., • and • or an affiliate thereof, owns or controls an equity interest in TMX Group Limited (“TMX Group”) and may have a nominee director serving on the TMX Group’s board of directors. As such, each such investment dealer may be considered to have an economic interest in the listing of securities on any exchange owned or operated by TMX Group, including the TSX, the TSX Venture Exchange and the TSX Alpha Exchange. No person or company is required to obtain products or services from TMX Group or its affiliates as a condition of any such dealer supplying or continuing to supply a product or service.

34.	Counterparts

This Agreement may be executed by the parties to this Agreement in counterpart and may be executed and delivered by facsimile or by email in portable document or other similar format and all such counterparts and electronic copies shall together constitute one and the same agreement.

35.	Entire Agreement

The terms and conditions of this Agreement supersede any previous verbal or written agreement between the Underwriters (or any of them) and the Company with respect to the subject matter hereof.

36.	Recognition of the U.S. Special Resolution Regimes.

(a)

In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)

In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)	As used in this section:

(i)	“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

(ii)	“Covered Entity” means any of the following:

(A)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(B)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(C)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii)	“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv)

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

37.	Headings

The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed part of this Agreement.

38.	Judgment Currency

If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the Business Day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first Business Day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to the Underwriters hereunder, the Underwriters agree to pay to the Company an amount equal to the excess of the dollars purchased over the sum originally due to the Underwriters.

[The remainder of this page has been left blank intentionally.]

If the foregoing is in accordance with your understanding and is agreed to by you, please signify your acceptance by executing the enclosed copies of this Agreement where indicated below and returning the same to the Joint Active Bookrunners upon which this Agreement as so accepted shall constitute an agreement among us.

GOLDMAN SACHS & CO. LLC

By:
Name:
Title:

CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

J.P. MORGAN SECURITIES LLC

By:
Name:•
Title: •

•

By:
Name:•
Title: •

•

By:
Name:•
Title: •

•

By:
Name:•
Title: •

The foregoing offer is accepted and agreed to as of the date first above written.

NUVEI CORPORATION

By:
Name: Philip Fayer
Title: Chairman and Chief Executive Officer

SCHEDULE A

FORM OF LOCK-UP AGREEMENT

October 5, 2021

Goldman Sachs & Co. LLC.

Credit Suisse Securities (USA) LLC

J.P. Morgan Securities LLC

BMO Nesbitt Burns Inc.

RBC Dominion Securities Inc.

(collectively, the “Lead Underwriters”, as representatives of the several Underwriters named in the Underwriting Agreement (the “Underwriters”))

c/o

Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282-2198

Credit Suisse Securities (USA) LLC

11 Madison Avenue

New York, NY 10010

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Ladies and Gentlemen:

The undersigned understands that the Underwriters have entered into an underwriting agreement (the “Underwriting Agreement”) with Nuvei Corporation (the “Company”) providing for the offering (the “Offering”) of subordinate voting shares of the Company (“Subordinate Voting Shares”). The undersigned understands that it is a condition of the completion of the purchase of Subordinate Voting Shares pursuant to the Underwriting Agreement that certain shareholders and other persons enter into an agreement in the form of this letter. The undersigned acknowledges that the Underwriters are relying on the covenants of the undersigned contained in this letter in having decided to participate in the Offering and to enter into the Underwriting Agreement with the Company with respect to the Offering.

In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees that, during the period beginning on the date hereof and ending on the day that is the 45th calendar day following the date of the Final Offering Documents, the undersigned will not, directly or indirectly, without the prior written consent of the Lead Underwriters, on behalf of the Underwriters, such consent not to be unreasonably withheld, conditioned or delayed:

(a)

sell, offer, contract to sell, grant or sell any option, right or warrant to purchase, or otherwise lend, transfer, assign or dispose of (including, without limitation, by making any short sale, engaging in any hedging transaction or entering into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of, as applicable, Subordinate Voting Shares, multiple voting shares of the Company (“Multiple Voting Shares”) or securities convertible or exchangeable into Subordinate Voting Shares or Multiple Voting Shares, whether or not cash settled), in a public offering or by way of private placement or otherwise, any Subordinate Voting Shares, Multiple Voting Shares or any securities convertible, exchangeable or exercisable into Subordinate Voting Shares or Multiple Voting Shares; or

(b)	secure or pledge any Subordinate Voting Shares, Multiple Voting Shares or any securities convertible or exchangeable into Subordinate Voting Shares or Multiple Voting Shares; or

(c)	agree to or publicly announce any intention to do any of the foregoing things.

The foregoing paragraph shall not apply to:

(a)

bona fide gifts to the immediate family of the undersigned, provided the recipient thereof agrees in writing for the benefit of the Underwriters to be bound by the terms of this agreement for the remainder of its term;

(b)

dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing for the benefit of the Underwriters to be bound by the terms of this agreement for the remainder of its term;

(c)

dispositions to any wholly-owned subsidiary of the undersigned, provided that such subsidiary agrees in writing for the benefit of the Underwriters to be bound by the terms of this agreement for the remainder of its term;

(d)

if the undersigned is a corporation, partnership, limited liability company or other entity, dispositions to any affiliate, limited partner, member or security holder of the undersigned or to any investment fund or other entity controlled or managed by the undersigned, the manager or general partner of the undersigned, or an affiliate, limited partner, member or security holder of the manager or general partner of the undersigned, provided that such affiliate agrees in writing for the benefit of the Underwriters to be bound by the terms of this agreement for the remainder of its term;

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(e)

pledges or security interests, provided that the pledgee or beneficiary of the security interest agrees in writing for the benefit of the Underwriters to be bound by the terms of this agreement for the remainder of its term;

(f)

exercises or settlement of awards pursuant to any employee or executive incentive compensation arrangement of the Company existing as at the date hereof (provided however that the securities issuable thereunder shall be subject to the restrictions set out in this agreement); or

(g)

transfers pursuant to a bona fide third party take-over bid made to all shareholders of the Company, a plan of arrangement or amalgamation involving a change of control of the Company, or similar acquisition or business combination transaction provided that in the event that the take-over bid, plan of arrangement or amalgamation, or acquisition or business combination transaction is not completed, any Subordinate Voting Shares or Multiple Voting Shares, as applicable, held by the undersigned shall remain subject to the restrictions contained in this agreement.

For purposes of this agreement, “immediate family” shall mean the undersigned and each parent (whether by birth or adoption), spouse, or child (including any step-child) or other descendants (whether by birth or adoption) of such individual, each spouse of any of the aforementioned persons, each trust created solely for the benefit of such individual and/or one or more of the aforementioned persons, and each legal representative of such individual or of any aforementioned persons (including, without limitation, a tutor, curator, mandatary due to incapacity, custodian, guardian or testamentary executor), acting in such capacity under the authority of the law, an order from a competent tribunal, a will or a mandate in case of incapacity or similar instrument. For the purposes of this definition, a person shall be considered the spouse of an individual if such person is legally married to such individual, lives in a civil union with such individual or is the common law partner (as defined in the Income Tax Act (Canada) as amended from time to time) of such individual. A person who was the spouse of an individual within the meaning of this paragraph immediately before the death of such individual shall continue to be considered a spouse of such individual after the death of such individual.

This agreement shall automatically terminate and be of no further effect upon the earliest to occur, if any, of: (i) the date of the filing with the United States Securities and Exchange Commission (the “SEC”) of a notice of withdrawal of the Company’s registration statement on Form F-10 filed with the SEC (which covers the Subordinate Voting Shares to be sold pursuant to the Underwriting Agreement); (ii) the Company advises the Lead Underwriters in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering; (iii) the Underwriting Agreement is executed but is terminated (other than the provisions thereof that survive termination) prior to payment for and delivery of the Subordinate Voting Shares to be sold thereunder; and (iv) October 11, 2021, in the event that the Underwriting Agreement has not been executed on or before that date.

The obligations of the undersigned under this letter may be waived in writing in whole or in part by the Lead Underwriters, on behalf of the Underwriters.

This agreement is governed by the laws of the State of New York. The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement. This agreement is irrevocable and will be binding on the undersigned and its successors, heirs, personal representatives and assigns, and will enure to the benefit of the Underwriters and their legal representatives, successors and assigns.

[signature page follows]

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DATED                      , 2021

Name (please print)

Signature (or authorized representative)

Name of authorized representative (if applicable) (please print)

SCHEDULE B

TIME OF SALE PROSPECTUS

1.	Pricing Terms

a.	The Company is selling • Subordinate Voting Shares.

b.	The Company has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional • Subordinate Voting Shares.

c.	The public offering price per Subordinate Voting Share will be $•.

2.	Free Writing Prospectuses

None.

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SCHEDULE C

LOCK-UP PARTIES

Philip Fayer

Michael Hanley

David Lewin

Daniela Mielke

Pascal Tramblay

Novacap TMT IV, L.P.

Novacap International TMT IV, L.P.

NVC TMT IV, L.P.

Novacap TMT V, L.P.

Novacap International TMT V, L.P.

Novacap TMT V-A, L.P.

NVC TMT V, L.P

Whiskey Papa Fox Inc.

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